- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                           ALLIANCE GAMING CORPORATION

                                  AS THE ISSUER

                                       AND

                        THE GUARANTORS REFERRED TO HEREIN

                                       AND

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                     TRUSTEE

                                ________________



                                    INDENTURE


                            Dated as of June __, 1996


                                ________________


                   $140,000,000 Aggregate Principal Amount of
                        __% Senior Secured Notes due 2003


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              CROSS-REFERENCE TABLE


  TIA                                                                  INDENTURE
SECTION                                                                 SECTION
- -------                                                                ---------

310(a)(1)      . . . . . . . . . . . . . . . . . . . . . . . . .         8.10
   (a)(2)      . . . . . . . . . . . . . . . . . . . . . . . . .         8.10
   (a)(3)      . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (a)(4)      . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (a)(5)      . . . . . . . . . . . . . . . . . . . . . . . . .         8.10
   (b)         . . . . . . . . . . . . . . . . . . . . . . . . .         8.8;
               . . . . . . . . . . . . . . . . . . . . . . . . .         8.10;
               . . . . . . . . . . . . . . . . . . . . . . . . .         12.2
   (c)         . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
311(a)         . . . . . . . . . . . . . . . . . . . . . . . . .         8.11
   (b)         . . . . . . . . . . . . . . . . . . . . . . . . .         8.11
   (c)         . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
312(a)         . . . . . . . . . . . . . . . . . . . . . . . . .         2.5
   (b)         . . . . . . . . . . . . . . . . . . . . . . . . .         12.3
   (c)         . . . . . . . . . . . . . . . . . . . . . . . . .         12.3
313(a)         . . . . . . . . . . . . . . . . . . . . . . . . .         8.6
   (b) .       . . . . . . . . . . . . . . . . . . . . . . . . .         8.6.
   (c)         . . . . . . . . . . . . . . . . . . . . . . . . .         8.6;
                   . . . . . . . . . . . . . . . . . . . . . . .         12.2
   (d)         . . . . . . . . . . . . . . . . . . . . . . . . .         8.6
314(a)         . . . . . . . . . . . . . . . . . . . . . . . . .         5.7;
                   . . . . . . . . . . . . . . . . . . . . . . .         5.8;
               . . . . . . . . . . . . . . . . . . . . . . . . .         12.2
   (b)         . . . . . . . . . . . . . . . . . . . . . . . . .         4.2
   (c)(1)      . . . . . . . . . . . . . . . . . . . . . . . . .         2.2;
                   . . . . . . . . . . . . . . . . . . . . . . .         8.2;
                   . . . . . . . . . . . . . . . . . . . . . . .         12.4;
                                                                         12.5
   (c)(2)      . . . . . . . . . . . . . . . . . . . . . . . . .         8.2;
                   . . . . . . . . . . . . . . . . . . . . . . .         12.4;
                   . . . . . . . . . . . . . . . . . . . . . . .         12.5
   (c)(3)      . . . . . . . . . . . . . . . . . . . . . . . . .         4.1(c)
               . . . . . . . . . . . . . . . . . . . . . . . . .         4.2
   (d)         . . . . . . . . . . . . . . . . . . . . . . . . .         4.1(c)
                                                                         4.4
   (e)         . . . . . . . . . . . . . . . . . . . . . . . . .         12.5
   (f)         . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.

315(a)         . . . . . . . . . . . . . . . . . . . . . . . . .         8.1(b)
   (b)         . . . . . . . . . . . . . . . . . . . . . . . . .         8.5
   (c)         . . . . . . . . . . . . . . . . . . . . . . . . .         8.1(a)
   (d)         . . . . . . . . . . . . . . . . . . . . . . . . .         2.9;
                                                                         7.11;
                                                                         8.1(c)
   (e)         . . . . . . . . . . . . . . . . . . . . . . . . .         7.13
316(a)(last sentence). . . . . . . . . . . . . . . . . . . . . .         2.9
   (a)(1)(A)   . . . . . . . . . . . . . . . . . . . . . . . . .         7.11
   (a)(1)(B)   . . . . . . . . . . . . . . . . . . . . . . . . .         7.12
   (a)(2)      . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (b)         . . . . . . . . . . . . . . . . . . . . . . . . .         7.7;
                   . . . . . . . . . . . . . . . . . . . . . . .         7.12;
               . . . . . . . . . . . . . . . . . . . . . . . . .         10.2
317(a)(1)      . . . . . . . . . . . . . . . . . . . . . . . . .         7.3
   (a)(2)      . . . . . . . . . . . . . . . . . . . . . . . . .         7.4
   (b)         . . . . . . . . . . . . . . . . . . . . . . . . .         2.4
318(a)         . . . . . . . . . . . . . . . . . . . . . . . . .         12.1

__________

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1    Definitions . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.2    Incorporation by Reference of TIA . . . . . . . . . . . . . .  20
SECTION 1.3    Rules of Construction . . . . . . . . . . . . . . . . . . . .  20

                                   ARTICLE II

                                 THE SECURITIES

SECTION 2.1    Form and Dating.. . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 2.2    Execution and Authentication. . . . . . . . . . . . . . . . .  21
SECTION 2.3    Registrar and Paying Agent. . . . . . . . . . . . . . . . . .  22
SECTION 2.4    Paying Agent to Hold Assets in Trust. . . . . . . . . . . . .  23
SECTION 2.5    Securityholder Lists. . . . . . . . . . . . . . . . . . . . .  23
SECTION 2.6    Transfer and Exchange.. . . . . . . . . . . . . . . . . . . .  23
SECTION 2.7    Replacement Securities. . . . . . . . . . . . . . . . . . . .  24
SECTION 2.8    Outstanding Securities. . . . . . . . . . . . . . . . . . . .  24
SECTION 2.9    Treasury Securities.. . . . . . . . . . . . . . . . . . . . .  25
SECTION 2.10   Temporary Securities. . . . . . . . . . . . . . . . . . . . .  25
SECTION 2.11   Cancellation. . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 2.12   Defaulted Interest. . . . . . . . . . . . . . . . . . . . . .  26

                                   ARTICLE III

                                   REDEMPTION

SECTION 3.1    Right of Redemption.. . . . . . . . . . . . . . . . . . . . .  26
SECTION 3.2    Redemption Pursuant to Applicable Laws. . . . . . . . . . . .  26
SECTION 3.3    Notices to Trustee. . . . . . . . . . . . . . . . . . . . . .  27
SECTION 3.4    Selection of Securities to Be Redeemed. . . . . . . . . . . .  27
SECTION 3.5    Notice of Redemption. . . . . . . . . . . . . . . . . . . . .  28
SECTION 3.6    Effect of Notice of Redemption. . . . . . . . . . . . . . . .  29
SECTION 3.7    Deposit of Redemption Price . . . . . . . . . . . . . . . . .  29
SECTION 3.8    Securities Redeemed in Part . . . . . . . . . . . . . . . . .  30

                                                                            PAGE

                                   ARTICLE IV

                                    SECURITY

SECTION 4.1    Security Interest . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 4.2    Recording; Opinions of Counsel. . . . . . . . . . . . . . . .  30
SECTION 4.3    Disposition of Certain Collateral . . . . . . . . . . . . . .  31
SECTION 4.4    Certain Releases of Collateral. . . . . . . . . . . . . . . .  32
SECTION 4.5    Payment of Expenses . . . . . . . . . . . . . . . . . . . . .  33
SECTION 4.6    Suits to Protect the Collateral . . . . . . . . . . . . . . .  33
SECTION 4.7    Trustee's Duties. . . . . . . . . . . . . . . . . . . . . . .  33

                                    ARTICLE V

                                    COVENANTS

SECTION 5.1    Payment of Securities . . . . . . . . . . . . . . . . . . . .  34
SECTION 5.2    Maintenance of Office or Agency . . . . . . . . . . . . . . .  34
SECTION 5.3    Limitation on Restricted Payments . . . . . . . . . . . . . .  34
SECTION 5.4    Corporate Existence . . . . . . . . . . . . . . . . . . . . .  36
SECTION 5.5    Payment of Taxes and Other Claims . . . . . . . . . . . . . .  36
SECTION 5.6    Maintenance of Insurance. . . . . . . . . . . . . . . . . . .  36
SECTION 5.7    Compliance Certificate; Notice of Default . . . . . . . . . .  37
SECTION 5.8    Provision of Financial Statements . . . . . . . . . . . . . .  37
SECTION 5.9    Waiver of Stay, Extension or Usury Laws . . . . . . . . . . .  38
SECTION 5.10   Limitation on Transactions with Affiliates. . . . . . . . . .  38
SECTION 5.11   Limitation on Incurrence of Additional Indebtedness . . . . .  39
SECTION 5.12   Restriction on Sale and Issuance of Subsidiary Stock. . . . .  40
SECTION 5.13   Limitation on Dividends and Other Payment Restrictions
               Affecting Subsidiaries. . . . . . . . . . . . . . . . . . . .  41
SECTION 5.14   Limitation on Liens . . . . . . . . . . . . . . . . . . . . .  41
SECTION 5.15   Limitation on Sales of Assets and Subsidiary
               Stock; Event of Loss. . . . . . . . . . . . . . . . . . . . .  42
SECTION 5.16   Future Subsidiary Guarantors. . . . . . . . . . . . . . . . .  45
SECTION 5.17   Limitation on Lines of Business . . . . . . . . . . . . . . .  45
SECTION 5.18   Limitation on Status as Investment Company. . . . . . . . . .  45
SECTION 5.19   Future Pledge Agreements. . . . . . . . . . . . . . . . . . .  45

                                                                            PAGE

                                   ARTICLE VI

                                   SUCCESSORS

SECTION 6.1    Limitation on Merger, Sale or Consolidation . . . . . . . . .  46
SECTION 6.2    Successor Substituted . . . . . . . . . . . . . . . . . . . .  47

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 7.1    Events of Default . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 7.2    Acceleration of Maturity Date; Rescission and Annulment . . .  49
SECTION 7.3    Collection of Indebtedness and Suits for
               Enforcement by Trustee. . . . . . . . . . . . . . . . . . . .  50
SECTION 7.4    Trustee May File Proofs of Claim. . . . . . . . . . . . . . .  51
SECTION 7.5    Trustee May Enforce Claims Without Possession of Securities .  51
SECTION 7.6    Priorities. . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 7.7    Limitation on Suits . . . . . . . . . . . . . . . . . . . . .  52
SECTION 7.8    Unconditional Right of Holders to Receive
               Principal, Premium and Interest . . . . . . . . . . . . . . .  53
SECTION 7.9    Rights and Remedies Cumulative. . . . . . . . . . . . . . . .  53
SECTION 7.10   Delay or Omission Not Waiver. . . . . . . . . . . . . . . . .  53
SECTION 7.11   Control by Holders. . . . . . . . . . . . . . . . . . . . . .  54
SECTION 7.12   Waiver of Past Default. . . . . . . . . . . . . . . . . . . .  54
SECTION 7.13   Undertaking for Costs . . . . . . . . . . . . . . . . . . . .  54
SECTION 7.14   Restoration of Rights and Remedies. . . . . . . . . . . . . .  55

                                  ARTICLE VIII

                                     TRUSTEE

SECTION 8.1    Duties of Trustee . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 8.2    Rights of Trustee . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 8.3    Individual Rights of Trustee. . . . . . . . . . . . . . . . .  57
SECTION 8.4    Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . . .  58
SECTION 8.5    Notice of Default . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 8.6    Reports by Trustee to Holders . . . . . . . . . . . . . . . .  59
SECTION 8.7    Compensation and Indemnity. . . . . . . . . . . . . . . . . .  60
SECTION 8.8    Replacement of Trustee. . . . . . . . . . . . . . . . . . . .  61
SECTION 8.9    Successor Trustee by Merger, Etc. . . . . . . . . . . . . . .  62

                                                                            PAGE

SECTION 8.10   Eligibility; Disqualification . . . . . . . . . . . . . . . .  62
SECTION 8.11   Preferential Collection of Claims against Issuer. . . . . . .  62

                                   ARTICLE IX

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE;
                           SATISFACTION AND DISCHARGE

SECTION 9.1    Option to Effect Legal Defeasance or Covenant Defeasance. . .  62
SECTION 9.2    Legal Defeasance and Discharge. . . . . . . . . . . . . . . .  62
SECTION 9.3    Covenant Defeasance.. . . . . . . . . . . . . . . . . . . . .  63
SECTION 9.4    Conditions to Legal or Covenant Defeasance. . . . . . . . . .  63
SECTION 9.5    Deposited U.S. Legal Tender and U.S. Government Obligations
               to Be Held in Trust; Other Miscellaneous Provisions.. . . . .  64
SECTION 9.6    Repayment to Issuer.. . . . . . . . . . . . . . . . . . . . .  65
SECTION 9.7    Reinstatement.. . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 9.8    Satisfaction and Discharge of Indenture . . . . . . . . . . .  66

                                    ARTICLE X

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.1   Supplemental Indentures Without Consent of Holders. . . . . .  66
SECTION 10.2   Amendments, Supplemental Indentures and Waivers with Consent of Holders. . . . . . . . . . . . . . . . . . . . . . . . . .  67
SECTION 10.3   Compliance with TIA . . . . . . . . . . . . . . . . . . . . .  69
SECTION 10.4   Revocation and Effect of Consents . . . . . . . . . . . . . .  69
SECTION 10.5   Notation on or Exchange of Securities . . . . . . . . . . . .  69
SECTION 10.6   Trustee to Sign Amendments, Etc.. . . . . . . . . . . . . . .  70

                                   ARTICLE XI

                           RIGHT TO REQUIRE REPURCHASE

SECTION 11.1   Repurchase of Securities at Option of the Holder Upon Change
               of Control. . . . . . . . . . . . . . . . . . . . . . . . . .  70

                                                                            PAGE

                                   ARTICLE XII

                                  MISCELLANEOUS

SECTION 12.1   TIA Controls. . . . . . . . . . . . . . . . . . . . . . . . .  73
SECTION 12.2   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
SECTION 12.3   Communications by Holders with Other Holders. . . . . . . . .  74
SECTION 12.4   Certificate and Opinion as to Conditions Precedent. . . . . .  74
SECTION 12.5   Statements Required in Certificate or Opinion . . . . . . . .  74
SECTION 12.6   Rules by Trustee, Paying Agent, Registrar . . . . . . . . . .  75
SECTION 12.7   Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . .  75
SECTION 12.8   Governing Law . . . . . . . . . . . . . . . . . . . . . . . .  75
SECTION 12.9   No Interpretation of Other Agreements . . . . . . . . . . . .  76
SECTION 12.10  No Recourse against Others. . . . . . . . . . . . . . . . . .  76
SECTION 12.11  Successors. . . . . . . . . . . . . . . . . . . . . . . . . .  76
SECTION 12.12  Duplicate Originals . . . . . . . . . . . . . . . . . . . . .  76
SECTION 12.13  Severability. . . . . . . . . . . . . . . . . . . . . . . . .  76
SECTION 12.14  Table of Contents, Headings, Etc. . . . . . . . . . . . . . .  76
SECTION 12.15  Gaming Laws . . . . . . . . . . . . . . . . . . . . . . . . .  77
SECTION 12.15  Consummation of Transaction Permitted . . . . . . . . . . . .  77

                                  ARTICLE XIII

                                    GUARANTY

SECTION 13.1   Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . .  77
SECTION 13.2   Execution and Delivery of Guaranty. . . . . . . . . . . . . .  79
SECTION 13.3   Limitation on Merger, Consolidation, Etc. of Guarantors . . .  79
SECTION 13.4   Certain Bankruptcy Events . . . . . . . . . . . . . . . . . .  80
SECTION 13.5   Rights Under the Guaranty . . . . . . . . . . . . . . . . . .  80
SECTION 13.6   Severability. . . . . . . . . . . . . . . . . . . . . . . . .  81

                                                                            PAGE

                                    EXHIBITS

       Exhibit A    Form of Senior Secured Note due 2003 . . . . . . . . . . A-1

       Exhibit B    Form of Guaranty . . . . . . . . . . . . . . . . . . . . B-1

       Exhibit C    Form of Pledge Agreement . . . . . . . . . . . . . . . . C-1

          INDENTURE, dated as of June __, 1996, among Alliance Gaming Corporation, a Nevada corporation (the "Issuer"), the guarantor parties signatory hereto (such parties, together with such other persons as may be required from time to time to execute a Guaranty hereunder, are collectively referred to herein as the "Guarantors"), and United States Trust Company of New York, as Trustee.

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the _____% Senior Secured Notes due 2003 being issued by the Issuer and guaranteed by the Guarantors.


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1    DEFINITIONS.

          "ACCELERATION NOTICE" shall have the meaning specified in Section 7.2.

          "ACQUIRED INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of the Issuer, including by designation, or is merged or consolidated into or with the Issuer or one of its Subsidiaries.

          "ACQUISITION" means the purchase or other acquisition of any Person or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

          "AFFILIATE" means any person directly or indirectly controlling or controlled by or under common control with the Issuer. For the purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, PROVIDED, that a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

          "AGENT" means any Registrar, Paying Agent or co-Registrar.

          "APPROVALS" means all approvals, licenses (including Gaming Licenses), permits, authorizations, findings and other filings necessary under applicable gaming laws.

          "ASSET SALE" shall have the meaning specified in Section 5.15.

          "ASSET SALE OFFER" shall have the meaning specified in Section 5.15.

          "ASSET SALE OFFER AMOUNT" shall have the meaning specified in Section 5.15.

          "ASSET SALE OFFER PERIOD" shall have the meaning specified in
Section 5.15.

          "ASSET SALE OFFER PRICE" shall have the meaning specified in Section 5.15.

          "ASSET SALE PURCHASE DATE" shall have the meaning specified in Section 5.15.

          "ASSET SALE PUT DATE" shall have the meaning specified in Section
5.15.

          "AUTHORIZED REPRESENTATIVE" of any person shall mean (i) in the case of the Issuer, any person or persons that has or have been designated by the Board of Directors of the Issuer to be an "Authorized Representative" under this Indenture; and (ii) in the case of any Guarantor or other obligor, any Officer of such party or, if such person has no Officers, any person or persons that have been designated by the Board of Directors of the Issuer to be an "Authorized Representative" of such person under this Indenture.

          "AVERAGE LIFE TO STATED MATURITY" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of (a) the product of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

          "BANKRUPTCY LAW" means Title 11, United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "BENEFICIAL OWNER" or "beneficial owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

          "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

          "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

          "CAPITAL STOCK" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

          "CAPITALIZED LEASE OBLIGATION" of any Person means any obligation of such Person or its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

          "CASH EQUIVALENT" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED, that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits, certificates of deposit, commercial paper and bankers' acceptances issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Rating Services or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition,
(iii) repurchase agreements that are secured by a perfected security interest in the types of securities described in clause (i) above, and (iv) money market funds investing principally in the types of securities described in clauses (i) and (ii) above.

          "CHANGE OF CONTROL" means any of the following events:

          (i) any person or group (as the term "person" or "group" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than an Exempt Person becomes the beneficial owner of 50% or more of the Issuer's capital stock having the power to vote in the election of directors under ordinary circumstances ("Voting Stock"); or

          (ii) there shall be consummated any consolidation or merger of the Issuer that is not approved by at least a majority of the Continuing Directors (A) in which the Issuer is not the continuing or surviving corporation or (B) pursuant to which any Voting Stock of the Issuer would be converted into cash, securities or other property, in each case other than a consolidation or merger in which the holders of such Voting Stock immediately prior thereto have at least a majority of the Voting Stock, directly or indirectly, of the resulting or surviving corporation immediately after the consolidation or merger; or

          (iii) any person acquires all or substantially all of the assets of the Issuer, in one transaction or a series of related transactions; or

          (iv) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of

     Directors of the Issuer, together with any Continuing Directors, cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office.

          "CHANGE OF CONTROL DATE" shall have the meaning specified in Section 11.1.

          "CHANGE OF CONTROL OFFER" shall have the meaning specified in
Section 11.1.

          "CHANGE OF CONTROL OFFER PERIOD" shall have the meaning specified in
Section 11.1.

          "CHANGE OF CONTROL PURCHASE DATE" shall have the meaning specified in
Section 11.1.

          "CHANGE OF CONTROL PURCHASE PRICE" shall have the meaning specified in
Section 11.1.

          "CHANGE OF CONTROL PUT DATE" shall have the meaning specified in
Section 11.1.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COLLATERAL" means the Property and assets of the Issuer which, at the time in question, is subject to the Liens created by the Collateral Agreements or this Indenture.

          "CONSOLIDATED COVERAGE RATIO" of any person on any date of determination (the "Transaction Date") means the ratio, on a PRO FORMA basis, of
(a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; PROVIDED, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a PRO FORMA basis as if the average rate in effect from the beginning of the

Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap and Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used, (v) there shall be excluded from Consolidated Fixed Charges any portion of such Consolidated Fixed Charges related to any amount of Indebtedness that was outstanding during the Reference Period but is not outstanding on the Transaction Date, except for Consolidated Fixed Charges actually incurred with respect to Indebtedness borrowed (as adjusted pursuant to clause (iv)) under a revolving credit or similar arrangement to the extent the commitment thereunder remains in effect on the Transaction Date and (vi) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a PRO FORMA basis will be computed based upon the average daily balance of such Indebtedness during the Reference Period.

          "CONSOLIDATED EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense, (ii) Consolidated depreciation and amortization expense and
(iii) Consolidated Fixed Charges.

          "CONSOLIDATED FIXED CHARGES" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, (b) one-third of Consolidated Rental Expense for such period attributable to operating leases of such person and its Consolidated Subsidiaries, and (c) the amount of dividends accrued or payable by such person or any of its Consolidated Subsidiaries in respect of Disqualified Capital Stock (other than by Subsidiaries of such person to such person or such person's Wholly-owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

          "CONSOLIDATED NET INCOME" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a Consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock),
(b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's PRO RATA share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions to the Issuer is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary; PROVIDED, that for the purposes of determining Consolidated Net Income for any Reference Period which includes any fiscal quarter ending on or prior to September 30, 1996, net income shall be adjusted to exclude Alliance's net charge for inducement for early conversion resulting from the Exchange Offer, the direct Merger costs of Alliance and BGII and the unusual charges of Alliance and BGII, consisting of BGII's costs relating to a regulatory investigation and legal proceedings in Louisiana, provision to write-down to net realizable value the carrying value of a building to be sold and provision to increase Wulff's tax reserves, and Alliance costs relating to an executive signing bonus paid in Common Stock, termination costs for certain officers and directors, and provision for impaired assets of two development projects (each in an amount not to exceed, and in the nature of, the amounts disclosed in Alliance's and BGII's financial statements appearing in the Prospectus).

          "CONSOLIDATED NET WORTH" of any person at any date means, in the case of a partnership, the partners' capital and, in the case of any other person, the aggregate Consolidated stockholders' equity of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the Consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date, and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in persons that are not Subsidiaries.

          "CONSOLIDATED RENTAL EXPENSE" of any Person, for any period and determined without duplication, means the aggregate rental obligations of such Person and its Consolidated Subsidiaries (not including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of the relevant leases), determined on a Consolidated basis in conformity with GAAP, payable in respect of such period under leases of real or personal property (net of income from subleases thereof, not including taxes, insurance, maintenance and similar expenses that the sublessee is obligated to pay under the terms of such sublease), whether or not such obligations are reflected as liabilities or commitments on a Consolidated balance sheet of such Person and its Subsidiaries or in the notes thereto, excluding, however, in any event, (i) that portion of Consolidated Fixed Charges of such Person representing payments by such Person or any of its Consolidated Subsidiaries in respect of Capitalized Lease Obligations and (ii) in the case of the Issuer or its Subsidiaries, that portion of rental obligations in respect of revenue-sharing arrangements or space lease arrangements used in the Issuer's gaming machine management operations.

          "CONSOLIDATED SUBSIDIARY" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired), the financial statements of which are Consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

          "CONSOLIDATION" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term "Consolidated" shall have a similar meaning.

          "CONTINUING DIRECTOR" means a director of the Issuer who was either
(i) a member of the Board of Directors of the Issuer on the date hereof or (ii) subsequently became a director of the Issuer and whose election or nomination for election is approved or recommended by a vote of a majority of the Board of Directors of the Issuer, which majority includes a majority of the then existing Continuing Directors then on the Board of Directors of the Issuer.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "DISQUALIFIED CAPITAL STOCK" means, with respect to any person, (a) an Equity Interest of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Issuer), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

          "EQUITY INTEREST" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership interests in, such Person.

          "EVENT OF DEFAULT" shall have the meaning specified in Section 7.1.

          "EVENT OF LOSS" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset, or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

          "EXCESS PROCEEDS" shall have the meaning specified in Section 5.15.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXEMPT PERSON" means (A) the Issuer, any subsidiary of the Issuer or any employee benefit plan or stock ownership plan of either the Issuer or any subsidiary of the Issuer or (B) any of Kirkland, KIC, GSA or Alfred H. Wilms, or any of their respective Affiliates, or any successor to any of Kirkland, KIC or GSA or any of their respective Affiliates by merger, sale or transfer of assets or similar transaction, or by a transfer from Alfred H. Wilms to any estate planning vehicle controlled by Mr. Wilms or established for the benefit of Mr. Wilms' family or his estate.

          "EXEMPTED AFFILIATE TRANSACTIONS" means (i) the continuation, extension or renewal of any transaction entered into between the Issuer or any Subsidiary and any Affiliate prior to the Issue Date, (ii) any agreement between the Issuer, KIC, Kirkland, GSA or their respective Affiliates providing for the payment by the Issuer of management or related fees in connection with providing services to the Issuer in an aggregate amount not exceeding $1.4 million per annum, plus reimbursement of reasonable related expenses, (iii) any agreement between the Issuer and Alfred H. Wilms or any of his Affiliates providing for the payment by the Issuer of consulting fees or similar fees in an aggregate amount not to exceed $500,000 per annum, and (iv) any agreement between the Issuer and Joel Kirschbaum or any of his Affiliates providing for the granting of options or warrants, PROVIDED that such options or warrants will not be payable in cash, notes payable or property.

          "FAIR MARKET VALUE" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy and, with respect to any redemption of Securities pursuant to the applicable gaming laws, means (a) the last sales price regular way on the last trading day prior to the date of determination of such value on the largest national securities exchange (or, if said Security is not listed on a national securities exchange, on which such Securities shall have traded on such trading day), or (b) if no such sales of such Securities occurred on such trading day, the mean between the "bid" and "asked" prices on such national securities exchange or as quoted on Nasdaq, as the case may be, on such last trading day, or (c) if the Securities are not listed or quoted on any national securities exchange or Nasdaq, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for the Securities have not been reported through Nasdaq, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange member firm regularly making a market in the Securities, selected for such purpose by the Issuer, or (d) if none of the clauses (a) through (c) are applicable, the fair market value of such Securities as of the date of determination as determined in such manner as shall be satisfactory to the Issuer, which shall be entitled to rely for such purpose on the advice of any firm of investment bankers or securities dealers having familiarity with the Securities.

          "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect on the Issue Date.

          "GAMING AUTHORITY" means any governmental agency which regulates gaming in a jurisdiction in which the Issuer or any of its Subsidiaries conducts gaming activities or activities related to the design, manufacture or distribution or gaming machines, equipment or systems.

          "GAMING LICENSES" means every material license, material franchise, or other material authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming (including any applicable liquor licenses) or to design, manufacture or distribute gaming machines, equipment or systems in any state or jurisdiction where the Issuer or any of its Subsidiaries conducts such business.

          "GOVERNMENTAL AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

          "GSA" means Gaming Systems Advisors, L.P.

          "GUARANTEED DEBT" of any Person means, without duplication, all indebtedness of any other Person referred to in the definition of Indebtedness contained herein guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (c) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (d) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (e) otherwise to assure a creditor against loss; PROVIDED, that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          "GUARANTY" shall have the meaning provided in Section 13.1.

          "HOLDER" or "SECURITYHOLDER" means the person in whose name a Security is registered on the Registrar's books.

          "INCURRENCE" shall have the meaning specified in Section 5.11.

          "INCURRENCE DATE" shall have the meaning specified in Section 5.11.

          "INDEBTEDNESS" of any person means, without duplication, (a) all liabilities and obligations, contingent and otherwise, of such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would and continue to constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to any Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person and all obligations to purchase, redeem or acquire any Equity Interests; (d) any and all deferrals, renewals, extensions, financings and refundings (whether direct or indirect) of, or amendments, modifications, or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties; and (e) all Disqualified Capital Stock of such person (valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the Issuer (or managing general partner of the Issuer) of such Disqualified Capital Stock.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "INDENTURE OBLIGATIONS" means the obligations of the Issuer and the Guarantors pursuant to this Indenture and the Securities (and any other obligor hereunder or under the Securities) now or hereafter existing, to pay principal of and interest on the Securities when due and payable, whether on Maturity or an Interest Payment Date, by acceleration, call for redemption, acceptance of any Asset Sale Offer, Change of Control Offer, or otherwise, and interest on the overdue principal of, and (to the extent lawful) interest, if any, on, the Securities and all other amounts due or to become due in connection with this Indenture, the Securities and the Collateral Agreements, including any and all extensions, renewals or other modifications thereof, in whole or in part, and the performance of all other obligations of the Issuer and the Guarantors (and any other obligor hereunder or under the Securities), including all costs and expenses incurred by the Trustee or the Holders in the collection or enforcement of any such obligations or realization upon the security of any Collateral Agreements.

          "INTEREST PAYMENT DATE" means the stated due date of an installment of interest on the Securities.

          "INTEREST SWAP AND HEDGING OBLIGATION" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

          "INVESTMENT" by any person in any other person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Issuer or any Subsidiary to the extent permitted by Section 5.11, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such person to such other person; and (e) the designation by the Board of Directors of the Issuer of any person to be an Unrestricted Subsidiary. Any such designation shall constitute an Investment in an amount equal to the sum of (x) the net assets of such Subsidiary at the time of the designation, unless in the case of this clause (x) the designation is made at the time of an Acquisition of such Subsidiary by the Issuer or any of its Subsidiaries, in which case the amount of consideration paid by the Issuer and its Subsidiaries to effect such Acquisition (excluding Qualified Capital Stock of the Issuer issued in connection therewith) shall be included in lieu thereof and (y) the maximum amount of Guaranteed Debt of the Issuer and its Subsidiaries in respect of the designated Subsidiary which is to be outstanding immediately after such designation.

          "ISSUE DATE" means the date of first issuance of the Securities under this Indenture.

          "ISSUER REQUEST" means a written request of the Issuer in the form of an Officers' Certificate.

          "KIC" means Kirkland Investment Corporation.

          "KIRKLAND" means Kirkland-Ft. Worth Investment Partners, L.P.

          "LEGAL REQUIREMENTS" means all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers of governments, federal, state and municipal.

          "LEGAL HOLIDAY" shall have the meaning provided in Section 12.7.

          "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

          "MATURITY" when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein provided or as provided in this Indenture, whether at final Stated Maturity, Change of Control Purchase Date, Asset Sale Offer Purchase Date or the redemption date and whether by declaration of acceleration, call for redemption or otherwise.

          "NET CASH PROCEEDS" means the aggregate amount of cash or Cash Equivalents received by the Issuer in the case of a sale of Qualified Capital Stock and by the Issuer and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Issuer that were issued for cash on or after the Issue Date, the amount of cash actually received by the Issuer upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Issuer) of income, franchise, sales and other applicable taxes required to be paid by the Issuer or any of its respective Subsidiaries in connection with such Asset Sale.

          "NOTES" means the __% Senior Secured Notes due 2003 issued by the Issuer, which, together with the Guaranty, form the Securities.

          "NOTE REGISTER" means the list of names and addresses of Holders held by the Registrar of the Securities.

          "OBLIGATION" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Issuer or the Guarantors under the terms of the Securities or this Indenture.

          "OFFER TO PURCHASE" means any Change of Control Offer or Asset Sale Offer.

          "OFFER TO PURCHASE PRICE" means any Change of Control Offer Price or Asset Sale Offer Price.

          "OFFICER" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer or Assistant Treasurer, the Controller, or the Secretary or Assistant Secretary of such Person.

          "OFFICERS' CERTIFICATE" means, with respect to the Issuer or any Guarantor, a certificate signed by two Authorized Representatives of the Issuer or such Guarantor and otherwise complying with the requirements of Sections 12.4(1) and 12.5.

          "OPINION OF COUNSEL" means a written opinion from legal counsel to the Issuer or the Guarantors reasonably acceptable to the Trustee and which complies with the requirements of Sections 12.4 and 12.5. Unless otherwise required by this Indenture, the counsel may be in-house counsel to the Issuer or the Guarantors.

          "PAYING AGENT" shall have the meaning specified in Section 2.3.

          "PERMITTED INDEBTEDNESS" means (a) Indebtedness incurred by the Issuer to any Subsidiary, and any Indebtedness incurred by any Subsidiary of the Issuer to any other Subsidiary or to the Issuer; PROVIDED, that, in the case of Indebtedness of the Issuer, such obligations shall be unsecured and subordinated in all respects to the Issuer's obligations pursuant to the Securities, and the date of any event that causes such Subsidiary to no longer be a Subsidiary shall be an Incurrence Date; (b) Interest Swap and Hedging Obligations relating to Indebtedness of the Issuer or any Subsidiary, as the case may be; PROVIDED that the notional principal amount of such Interest Swap and Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap and Hedging Obligation relates; (c) Indebtedness in connection with one or more commercial letters of credit or bankers' acceptances issued for the account of the Issuer or any Subsidiary for the purchase of goods or services in the ordinary course of business; (d) Indebtedness in respect of performance, completion, guarantee, surety or similar bonds, provided by the Issuer or any Subsidiary in the ordinary course of business; (e) Indebtedness in respect of any bond or surety obligation in order to prevent the loss or material impairment of or to obtain a Gaming License or as otherwise required by an order of any Gaming Authority to the extent required by applicable law and consistent in character and amount with customary industry practice, PROVIDED, that the aggregate amount of Indebtedness incurred pursuant to clauses (c), (d) and (e) outstanding at any one time shall not exceed $5.0 million in the aggregate; (f) reimbursement obligations with respect to letters of credit in respect of workers' compensation claims consistent in character and amount with customary industry practice; (g) Indebtedness consisting of obligations, contingent or otherwise, in respect of incremental additions after the Issue Date to off-balance sheet financing of accounts receivable ("Receivables Financing") in existence on the Issue Date pursuant to the terms of such factoring arrangements; and (h) Indebtedness consisting of Receivables Financing incurred after the Issue Date, PROVIDED, that any such Indebtedness will be deemed Indebtedness incurred pursuant to clause (e) of Section 5.11, subject to the limitations on the aggregate amount thereof contained therein.

          "PERMITTED INVESTMENT" means (a) Investments in any of the Securities;
(b) Cash Equivalents; (c) intercompany notes to the extent permitted under the definition of "Permitted Indebtedness"; (d) loans, advances or investments existing on the Issue Date (after giving effect to the Transaction the terms of such); (e) any Investment consisting of the extension of credit to customers consistent with industry practice in the ordinary course of business; (f) accounts and notes receivable if credited or acquired in the ordinary course of business and payable or dischargeable on commercially reasonable terms; (g) Investments in Wholly-owned Subsidiaries (including Investments as a direct result of which a person becomes a Wholly-owned Subsidiary); and (h) Investments consisting of non-cash proceeds from Asset Sales permitted by this Indenture.

          "PERMITTED LIENS" means:

          (a) Liens existing on the Issue Date (after giving effect to the Transaction);

          (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Issuer in accordance with GAAP;

          (c) statutory Liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, PROVIDED, that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Issuer in accordance with GAAP;

          (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Issuer or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Issuer or any of its Subsidiaries;

          (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

          (g) pledges or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other types of social security legislation;

          (h)  Liens securing the Notes;

          (i) Liens securing Indebtedness of a person of a person existing at the time such person becomes a Wholly-owned Subsidiary or is merged with or into the Issuer or a Wholly-owned Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, PROVIDED, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

          (j) Liens arising from Indebtedness permitted to be incurred under clause (c) of Section 5.11, PROVIDED, that such Liens relate to the property which is subject to such Indebtedness;

          (k) Liens on accounts receivable, inventory, general intangibles and associated documents and instruments, Bally Gaming, Inc.'s current headquarters and sites and the Equity Interests in Wulff, in each case securing Indebtedness permitted to be incurred under clause (e) of Section 5.11;

          (l) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Issuer or any of its Subsidiaries or materially detracting from the value of the relative assets of the Issuer or any Subsidiary; and

          (m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Securities than the terms of the Liens securing such Refinancing Indebtedness, PROVIDED, that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property.

          "PERSON" or "PERSON" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PRINCIPAL" or "PRINCIPAL" of any Indebtedness (including the Securities) means the principal of such Indebtedness plus any applicable premium, if any, on such Indebtedness.

          "PROPERTY" or "PROPERTY" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, indirect or direct.

          "PROSPECTUS" shall refer to the prospectus, dated ________, 1996, in connection with the offering of the Securities, as the same may be amended or supplemented prior to the Issue Date.

          "PURCHASE MONEY INDEBTEDNESS" of any person means any Indebtedness of such person to any seller or other person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) or construction of any real or personal tangible property which in the good faith judgment of the Issuer is directly related to a Related Business of the Issuer and which is incurred substantially concurrently with such acquisition, lease or construction and is secured only by the assets so financed or other property acquired for use therewith.

          "PURCHASE PRICE" means any Change of Control Purchase Price or Asset Sale Offer Price.

          "QUALIFIED CAPITAL STOCK" means any Capital Stock of the Issuer that is not Disqualified Capital Stock.

          "QUALIFIED EXCHANGE" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Equity Interests or Indebtedness of the Issuer issued after the Issue Date with the Net Cash Proceeds received by the Issuer from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Equity Interests or Indebtedness issued after the Issue Date.

          "RECORD DATE" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

          "REDEMPTION DATE," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the applicable form of Security.

          "REDEMPTION PRICE," when used with respect to any Security to be redeemed, means the redemption price for such redemption set forth in Paragraph 5 in the applicable form of Security.

          "REFERENCE PERIOD" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

          "REFINANCING INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantial-ly concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so refinanced and (ii) if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; PROVIDED, that (A) such Refinancing Indebtedness of any Subsidiary of the Issuer shall only be used to refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) Refinancing Indebtedness shall (x) not have an Average Life to Stated Maturity shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Securities than was the Indebtedness or Disqualified Capital Stock to be so refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the Stated Maturity of any installment of principal of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity of the Securities or a final Stated Maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced.

          "REGISTRAR" shall have the meaning specified in Section 2.3.

          "RELATED BUSINESS" means the business conducted (or proposed to be conducted) by the Issuer and its Subsidiaries as of the Issue Date (after giving effect to the Transaction), including the management and operation of gaming machines and casinos, the design, manufacture and distribution of gaming machines, equipment, monitoring and systems and amusement equipment, and other gaming-related business, including but not limited to amusements, arcades and lottery-related activities, and any and all businesses that in the good faith judgment of the Board of Directors of the Issuer are materially related businesses.

          "REQUIRED REGULATORY REDEMPTION" means a redemption by the Issuer of any of a Holder's Securities pursuant to, and in accordance with, any order of any Gaming Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the good faith judgment of the Issuer to prevent the loss, failure to obtain or material impairment to or to secure the reinstatement of, any material Gaming License, where such redemption or acquisition is required because the Holder or beneficial owner of such Security is required to be found suitable or to otherwise qualify under any gaming laws and is found unsuitable, or not found suitable or so qualified within a reasonable period of time.

          "RESTRICTED INVESTMENT" means, in one or a series of related transactions, any Investment, other than Permitted Investments.

          "RESTRICTED PAYMENT" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a parent or Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness and (d) any Restricted Investment by such person; PROVIDED, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (ii) any dividend, distribution or other payment, directly or indirectly, to the Issuer, or to any of its Wholly-owned Subsidiaries, by any of its Subsidiaries.

          "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "SECURITIES" means the Senior Secured Notes due 2003, together with the Guaranties thereof, as amended or modified from time to time in accordance with the terms hereof, issued under this Indenture.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITYHOLDER."  See "HOLDER."

          "SIGNIFICANT SUBSIDIARY" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

          "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

          "STATED MATURITY" when used with respect to any Security, means ____, 2003 and, when used with respect to any other Indebtedness or Disqualified Capital Stock, means the dates specified in such other instrument as the fixed date on which the principal thereof or such installment of principal is due and payable.

          "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Issuer or a Subsidiary that is subordinated in right of payment to the Notes or such Subsidiary's Guarantee, as applicable, in any respect or has a Stated Maturity on or after the Stated Maturity of the Securities (excluding the Securities).

          "SUBSIDIARY," with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Issuer or of any Subsidiary of the Issuer. Unless the context otherwise requires, Subsidiary means each direct and indirect subsidiary of the Issuer.

          "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939, as amended.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "TRUST OFFICER" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, secretary, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "UNRESTRICTED SUBSIDIARY" means any direct or indirect subsidiary of the Issuer that does not own any Capital Stock of, or own or hold any Lien on any property of, the Issuer or any other Subsidiary of the Issuer and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer); PROVIDED, that (a) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (b) neither immediately prior thereto nor after giving PRO FORMA effect to such designation would there exist a Default or Event of Default and (c) either (x) such subsidiary, at the time of designation thereof, has no assets, (y) such subsidiary is designated an "Unrestricted Subsidiary" at the time of acquisition by the Issuer or a Subsidiary in the case of subsidiaries acquired after the Issue Date or (z) immediately after giving effect to such designation, on a PRO FORMA basis, the Issuer could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in paragraph
(a) of Section 5.11. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Subsidiary, PROVIDED, (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a PRO FORMA basis, the Issuer could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in paragraph (a) of Section 5.11. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

          "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary all the Equity Interests of which are owned by the Issuer or one or more Wholly-owned Subsidiaries of the Issuer, except for directors' qualifying shares or shares owned by foreign nationals, in each case to the extent required by applicable law.

          SECTION 1.2  INCORPORATION BY REFERENCE OF TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "COMMISSION" means the SEC.

          "INDENTURE SECURITIES" means the Securities.

          "INDENTURE SECURITYHOLDER" means a Holder or a Securityholder.

          "INDENTURE TO BE QUALIFIED" means this Indenture.

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

          "OBLIGOR" on the indenture securities means the Issuer, each Guarantor and any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein, have the meanings assigned to them thereby.

          SECTION 1.3  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

               (i)  a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (iii)  "or" is not exclusive;

               (iv) words in the singular include the plural, and words in the plural include the singular;

               (v)  provisions apply to successive events and transactions;

               (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (vii) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.


                                   ARTICLE II

                                 THE SECURITIES

          SECTION 2.1  FORM AND DATING.

          The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of EXHIBIT A hereto, and each Note shall be endorsed with the Guaranty substantially in the form of EXHIBIT B hereto, each of which Exhibits is incorporated into and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Note attached as EXHIBIT A hereto or the form of Guaranty attached as EXHIBIT B hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          SECTION 2.2  EXECUTION AND AUTHENTICATION.

          Two Authorized Representatives shall sign, or one Authorized Representative shall sign and one Authorized Representative shall attest to, the Securities for the Issuer by manual or facsimile signature. The Issuer's seal shall be impressed, affixed, imprinted, or reproduced on the Securities and may be in facsimile form.

          If an Authorized Representative whose signature is on a Security was an Authorized Representative at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Issuer shall nevertheless be bound by the terms of the Securities and this Indenture.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security, but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

          The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $140,000,000 upon a written order of the Issuer in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $140,000,000, except as provided in Section 2.7. Upon the written order of the Issuer in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Issuer.

          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer, any Affiliate of the Issuer or any of their respective Subsidiaries.

          Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

          SECTION 2.3  REGISTRAR AND PAYING AGENT.

          The Issuer shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan, The City of New York where Securities may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Issuer in respect of the Securities may be served.
Unless a Default or Event of Default has occurred and is continuing, the Issuer or any of its Subsidiaries may act as Registrar or Paying Agent, except that, for the purposes of Articles III, IX, XI and Section 5.15 and as otherwise specified in this Indenture, neither the Issuer, any Guarantor nor any other obligor on the Securities nor any Affiliate of the Issuer, any Guarantor or such other obligor shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Issuer hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act until such time as the Trustee has resigned or a successor has been appointed. The Issuer may change any Registrar, Paying Agent or co-Registrar without notice to any Holder.

          The Issuer shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          SECTION 2.4  PAYING AGENT TO HOLD ASSETS IN TRUST.

          The Issuer shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Issuer, a Guarantor or any other obligor on the Securities), and shall notify the Trustee in writing of any Default by the Issuer, a Guarantor or any other obligor on the Securities in making any such payment. If the Issuer, a Guarantor, any other obligor on the Securities or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer or any Guarantor to the Paying Agent, the Paying Agent (if other than the Issuer, a Guarantor or any other obligor on the Securities) shall have no further liability for such assets.

          SECTION 2.5  SECURITYHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders. The Trustee, the Registrar and the Issuer shall provide a current securityholder list to any Gaming Authority upon demand.

          SECTION 2.6  TRANSFER AND EXCHANGE.

          When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer and the Guarantors shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2, 2.10, 3.5, 5.15, 10.5, or 11.1). Except for a Required Regulatory Redemption pursuant to Section 3.2 or an order of any Gaming Authority, the Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any Security selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to
Section 5.15 or of a notice to redeem Securities pursuant to Article III and ending at the close of business on the day of such mailing.

          SECTION 2.7  REPLACEMENT SECURITIES.

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Issuer, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Issuer may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Issuer, and, to the extent of the Guaranty, the Guarantors.

          SECTION 2.8  OUTSTANDING SECURITIES.

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because an obligor or an Affiliate of the Issuer holds the Security, except as provided in Section 2.9.

          If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a BONA FIDE purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

          If on a Redemption Date or the Maturity Date the Paying Agent (other than the Issuer, the Guarantors (or any other obligor on the Securities) or an Affiliate of the Issuer or any Guarantor (or such other obligor)) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue unless any such obligor defaults in its obligations with respect thereto.

          SECTION 2.9  TREASURY SECURITIES.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Issuer, any Guarantor or any other obligor on the Securities and Affiliates of the Issuer, shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

          SECTION 2.10  TEMPORARY SECURITIES.

          Until definitive Securities are ready for delivery, the Issuer may prepare, the Guarantors shall endorse and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare, the Guarantors shall endorse and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

          SECTION 2.11  CANCELLATION.

          The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or any Guarantor (or any other obligor on the Securities) or an Affiliate of the Issuer or any Guarantor (or such other obligor)), and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Issuer may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

          SECTION 2.12  DEFAULTED INTEREST.

          If the Issuer defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the persons who are Holders on a Record Date (or at the Issuer's option a subsequent special record date) which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest, whether or not such day is a Business Day, unless the Trustee fixes another record date. At least 15 days before the subsequent special record date, the Issuer shall mail to each Holder with a copy to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.


                                   ARTICLE III

                                   REDEMPTION

          SECTION 3.1  RIGHT OF REDEMPTION.

          Redemption of Securities shall be made only in accordance with this
Article III. At its election, the Issuer may redeem the Securities in whole or in part, at any time on or after _______, 2000, at the Redemption Prices specified under the caption "Redemption" in the Form of Security attached as EXHIBIT A hereto, plus accrued and unpaid interest to the applicable Redemption Date. Except as provided in this paragraph, Section 3.2 and paragraph 5 of the Securities, the Securities may not otherwise be redeemed at the option of the Issuer.

          SECTION 3.2  REDEMPTION PURSUANT TO APPLICABLE LAWS.

          Notwithstanding the provisions of this Indenture, if any Gaming Authority does not waive the qualification requirements as to any Securityholder (whether the record owner or beneficial owner) and requires that such Securityholder be qualified under regulations adopted by such Gaming Authority as a financial source to and as a holder of securities of the Issuer, then, in such event, such Securityholder must qualify under such regulations. If a Securityholder does not so qualify, the Securityholder must dispose of its interest in the Securities, within 30 days after the Issuer's receipt of notice of such finding (or within such earlier date as such Gaming Authority may require), or the Issuer may redeem the Securities of such Holder, in whole or in part, pursuant to, and in accordance with, a Required Regulatory Redemption. Notwithstanding any other provision of this Indenture, the Securities of such Holder shall also be redeemable at any time pursuant to, and in accordance with, a Required Regulatory Redemption. If the redemption of any Security is required pursuant to this Section 3.2, then the Redemption Price shall be the principal amount thereof, plus accrued and unpaid interest to the date on which such Holder receives notice of disqualification (or such lesser amount as may be required by applicable law or by order of any Gaming Authority). The Issuer shall tender the Redemption Price, plus accrued and unpaid interest to such date, to the Trustee no less than 30 and no more than 60 days after the Issuer gives the Securityholder or owner of a beneficial or voting interest written notice of redemption, or such earlier date as may be required by applicable law. The Issuer shall notify the Trustee of any disposition or redemption required under this Section 3.2, and upon receipt of such notice, the Trustee shall not accord any rights or privileges under this Indenture or any Security to any Securityholder or owner of a beneficial or voting interest who is required to dispose of any Security or tender it for redemption, except to pay the Redemption Price, plus accrued and unpaid interest through the date on which such Securityholder or owner receives notice of disqualification (or such lesser amount as may be required by applicable law or by order of any Gaming Authority), upon tender of such Security.

          SECTION 3.3  NOTICES TO TRUSTEE.

          If the Issuer elects to redeem Securities pursuant to Article III (including, without limitation, Section 3.2), it shall notify the Trustee in writing of the date on which the applicable Securities are to be redeemed ("Redemption Date") and the principal amount thereof to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

          The Issuer shall give each notice to the Trustee provided for in this
Section 3.3 at least 30 days before the Redemption Date (unless a shorter notice shall be required by applicable law or by order of any Gaming Authority). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Securityholder and shall thereby be void and of no effect.

          SECTION 3.4  SELECTION OF SECURITIES TO BE REDEEMED.

          If less than all of the Securities are to be redeemed pursuant to the first paragraph of Paragraph 5 thereof, the Trustee shall, if applicable, select from among such Securities to be redeemed PRO RATA or by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable legal and stock exchange requirements.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          SECTION 3.5  NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before each Redemption Date (unless another notice period shall be required by applicable law or by order of any Gaming Authority), the Issuer shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed (unless a shorter notice period shall be required by applicable law) to such Holder's last address as then shown upon the Note Register. At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

          (1)  the Redemption Date;

          (2) the Redemption Price, plus the amount of accrued and unpaid interest to be paid upon such redemption;

          (3)  the name, address and telephone number of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

          (5) that, unless (a) the Issuer defaults in its obligation to deposit U.S. Legal Tender with the Paying Agent in accordance with Section 3.7 or (b) such redemption payment is prevented for any reason, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, plus accrued and unpaid interest to the Redemption Date (or such lesser amount as may be required by applicable law or by order of any Gaming Authority), upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

          (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed;

          (8)  the CUSIP number of the Securities to be redeemed;

          (9) in the case of a Required Regulatory Redemption, the circumstances pursuant to which such Required Regulatory Redemption is being effected; and

          (10) that the notice is being sent pursuant to this Section 3.5 and pursuant to the redemption provisions of Paragraph 5 of the Securities.

          SECTION 3.6  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.5, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, plus accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, plus accrued and unpaid interest to the Redemption Date (or such lesser amount as may be required by applicable law or by order of any Gaming Authority); PROVIDED that if the Redemption Date is after a regular Record Date and on or prior to the corresponding Interest Payment Date, the accrued interest constituting part of the Redemption Price shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and PROVIDED, FURTHER, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

          SECTION 3.7  DEPOSIT OF REDEMPTION PRICE.

          On or before the Redemption Date, the Issuer shall deposit with the Paying Agent (other than the Issuer, any of the Guarantors (or any other obligor on the Securities) or an Affiliate of the Issuer or any of the Guarantors or any other obligor on the Securities), U.S. Legal Tender sufficient to pay the Redemption Price, plus accrued and unpaid interest to the Redemption Date (or such lesser amount as may be required by applicable law or by order of any Gaming Authority), of all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Issuer to the Trustee for cancellation). The Paying Agent shall promptly return to the Issuer any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Issuer.

          If the Issuer complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prevented for any reason, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date (or such earlier date as may be required by applicable law or by order of any Gaming Authority), whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph and the other provisions of this Article III, interest shall continue to accrue and be paid from and including the Redemption Date (or such earlier date) until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 5.1 hereof and the Securities.

          SECTION 3.8  SECURITIES REDEEMED IN PART.

          Upon surrender of a Security that is to be redeemed in part, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                    SECURITY

          SECTION 4.1  SECURITY INTEREST.

               (a) In order to secure the prompt and complete payment and performance in full of the Indenture Obligations, the Issuer, the Guarantors and the Trustee have entered into this Indenture and the Collateral Agreements, as applicable, required to be entered into on the Issue Date. Each Holder, by accepting a Security, agrees to all of the terms and provisions of this Indenture and the Collateral Agreements.

               (b) The Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as the only security for the Indenture Obligations.

               (c) The provisions of TIA Section 314(d), and the provisions of TIA Section 314(c)(3) to the extent applicable by specific reference in this
Article IV, are hereby incorporated by reference herein as if set forth in their entirety, except that, as set forth in Section 4.4, TIA Section 314(d) need not be complied with in certain respects.

          SECTION 4.2  RECORDING; OPINIONS OF COUNSEL.

               (a) Each of the Issuer and the Guarantors warrants and represents that it has caused to be executed and delivered and covenants that it will promptly cause to be executed and delivered, filed and recorded, all instruments and documents, and has done and will do or will cause to be done all such acts and other things, at the Issuer's expense, as are necessary to effect and maintain valid and perfected Liens in the Collateral as required under the Collateral Agreements. Each of the Issuer and the Guarantors shall, as promptly as practicable, cause to be executed and delivered, filed and recorded all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the Liens under the Collateral Agreements and herein. Each of the Issuer and the Guarantors warrants and represents that it has caused to be executed and delivered, and covenants that it will promptly cause to be executed and delivered, filed and recorded all instruments and documents, and has done and will do or will cause to be done all such acts and other things, at the Issuer's expense, as are necessary to effect and maintain valid and perfected Liens in the Collateral as required under the Collateral Agreements.

               (b) The Issuer shall furnish to the Trustee, concurrently with or promptly after the execution and delivery of this Indenture and the Collateral Agreements and promptly after the execution and delivery of any amendment thereto or any other instrument of further assurance, an Opinion(s) of Counsel stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (i) this Indenture, the Collateral Agreements, any such amendment and all other instruments of further assurance have been properly recorded, registered and filed and all such other action has been taken to the extent necessary to make effective such valid Liens and to perfect such Liens intended to be created by this Indenture and the Collateral Agreements, and reciting the details of such action, or (ii) no such action is necessary to effect and maintain in full force and effect the validity and perfection of the Liens under the Collateral Agreements and hereunder.

               (c) The Issuer shall furnish to the Trustee, on or prior to August 15 of each year, commencing in 1997, an Opinion(s) of Counsel, dated as of such date, stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (A) all such action has been taken with respect to the recording, registering, filing, rerecording and refiling of the Collateral Agreements, financing statements, continuation statements and all other instruments of further assurance as is necessary to maintain the validity and perfection of Liens under the Collateral Agreements and hereunder in full force and effect and reciting the details of such action, and stating that all financing statements and continuation statements have been executed and filed and such other actions taken that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Collateral Agreements, or (B) no such action is necessary to maintain in full force and effect the validity and perfection of the Liens under the Collateral Agreements and hereunder.

          SECTION 4.3  DISPOSITION OF CERTAIN COLLATERAL.

               (a) The Issuer and its Subsidiaries may, without requesting the release or consent of the Trustee, but otherwise subject to the requirements of this Indenture and the Collateral Agreements:

          (i) convey, sell, lease, transfer or otherwise dispose of, free from the Liens under the Collateral Agreements and hereunder, assets pursuant to and in accordance with Sections 6.1 and 13.3 of this Indenture;

          (ii) convey, sell, transfer, assign or otherwise dispose of assets to any Wholly-owned Subsidiaries of the Issuer so long as they continue to be subject to a Lien under the Collateral Agreements;

          (iii) convey, sell, transfer, assign or otherwise dispose of assets in a transaction comprising a Restricted Investment permitted under clause (B) of the second paragraph of Section 5.3; and

          (iv) sell, assign, transfer, license or otherwise dispose of, free from the Liens under the Collateral Agreements and hereunder, any assets or property in accordance with Section 5.15 (including, without limitation, pursuant to Section 5.15(a)); PROVIDED that the proceeds of such sale, assignment, transfer, license or other disposition are applied in the manner set forth in Section 5.15.

               (b) Notwithstanding the provisions of subsection (a) above, the Issuer shall not dispose of or transfer (by lease, assignment, license, sale or otherwise) or pledge, mortgage or otherwise encumber Collateral pursuant to the provisions of Section 4.3(a) with a fair value of 10% or more of the aggregate fair value of all Collateral then existing in any calendar year.

               (c) In the event that the Issuer or any Guarantor have sold, exchanged, or otherwise disposed of or propose to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this
Section 4.3 may be sold, exchanged or otherwise disposed of by the Issuer or any Guarantor without consent of the Trustee, and the Issuer requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under the Collateral Agreements, the Trustee shall execute such an instrument prepared by the Issuer or a Guarantor, upon delivery to the Trustee of an Officers' Certificate by the Issuer reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and certifying that such property is property which by the provisions of this Section 4.3 may be sold, exchanged or otherwise disposed of or dealt with by the Issuer or the Guarantors without any release or consent of the Trustee or the Holders; PROVIDED, that the Trustee shall have no liability thereunder (except for its gross negligence or willful misconduct) and all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) shall be paid by the Issuer. The Trustee shall be authorized to conclusively rely on such certification.

               (d) Any disposition of Collateral made in compliance with the provisions of this Section 4.3 shall be deemed not to impair the Liens under the Collateral Agreements and hereunder in contravention of the provisions of this Indenture.

          SECTION 4.4  CERTAIN RELEASES OF COLLATERAL.

          Subject to applicable law, the release of any Collateral from Liens created by the Collateral Agreements or the release of, in whole or in part, the Liens created by the Collateral Agreements will not be deemed to impair the Collateral Agreements in contravention of the provisions of this Indenture if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the applicable Collateral Agreements and pursuant to, and in accordance with, the terms hereof. To the extent applicable, without limitation, the Issuer, each Guarantor and each other obligor, if any, on the Securities shall cause TIA Section 314(d), relating to the release of property or securities from the Liens of the Collateral Agreements, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by two Authorized Representatives, except in cases in which TIA Section 314(d) requires that such certificate or opinion be made by an independent person. The Issuer shall not be required under this Indenture to deliver to the

Trustee any certificates or opinions required to be delivered pursuant to
Section 314(d) of the TIA in connection with releases of Collateral in accordance with Section 4.3(a) (ii) hereunder, unless TIA Section 314(d) would require such certificate or opinion to be made by an independent person.

          SECTION 4.5  PAYMENT OF EXPENSES.

          On demand of the Trustee, the Issuer forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee under this Article IV, including the reasonable fees and expenses of counsel, and all such sums shall be a Lien upon the Collateral and shall be secured thereby.

          SECTION 4.6  SUITS TO PROTECT THE COLLATERAL.

          Subject to Section 4.1 of this Indenture and to the provisions of the Collateral Agreements, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Collateral Agreements or this Indenture, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid or if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests in contravention of this Indenture or be prejudicial to the interests of the Holders or the Trustee. The Trustee shall give notice to the Issuer promptly following the institution of any such suit or proceeding.

          SECTION 4.7  TRUSTEE'S DUTIES.

          The powers and duties conferred upon the Trustee by this Article IV are solely to protect the Collateral and shall not impose any duty upon the Trustee to exercise any such powers and duties, except as expressly provided in
this Indenture, the Collateral Agreements or the TIA.   The Trustee shall not be
under any duty to the Issuer or any Guarantor whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture or the Collateral Agreements. The Trustee shall not be liable to the Issuer or any Guarantor for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to the Issuer or any Guarantor to take any action whatsoever with regard thereto. The Trustee shall have no duty to the Issuer or any Guarantor to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the Liens in, or the Trustee's rights in or to, any of the Collateral.

                                    ARTICLE V

                                    COVENANTS

          SECTION 5.1  PAYMENT OF SECURITIES.

          The Issuer shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture.
An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer, any of the Guarantors (or any other obligor on the Securities) or an Affiliate of either of the Issuer or any of the Guarantors (or such other obligor)) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, U.S. Legal Tender deposited and designated for and sufficient to pay the installment.

          The Issuer shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

          SECTION 5.2  MAINTENANCE OF OFFICE OR AGENCY.

          The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. No service charge will be made for any registration of transfer, exchange or redemption of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

          The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuer hereby initially designates the Corporate Trust Office of the Trustee as such office.

          SECTION 5.3  LIMITATION ON RESTRICTED PAYMENTS.


          The Issuer and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a PRO FORMA basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Issuer is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in paragraph (a) of Section 5.11, or (3) the aggregate amount of all Restricted Payments made by the Issuer and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of the Issuer for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) 100% of the aggregate Net Cash Proceeds received by the Issuer from the issuance of Qualified Capital Stock of the Issuer after the Issue Date (whether upon the exercise of options, warrants or other rights or otherwise), other than (i) to a Subsidiary and (ii) to the extent applied in connection with a Qualified Exchange.

          The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit (A) the redemption by the Issuer or any Subsidiary of any Equity Interest if (i) counsel to the Issuer delivers an opinion that failure to so redeem would subject the Issuer to a materially adverse action by a Gaming Authority (or, if applicable, a failure so to act with a materially adverse consequence to the Issuer) and (ii) the Issuer determines (as evidenced by a resolution of its Board of Directors delivered to the Trustee) that such adverse action or failure so to act would be likely to have a material adverse effect on the Issuer or is required to preserve a Gaming License, (B) Restricted Investments, PROVIDED, that, after giving PRO FORMA effect to such Restricted Investment, the aggregate amount of all such Restricted Investments made on or after the Issue Date that are outstanding (after giving effect to any such Investments that are returned or repaid to the Issuer or to any Wholly-owned Subsidiary, without restriction, in cash or property on or prior to the date of any such calculation) at any time does not exceed $10.0 million, (C) the payment of scheduled dividends on the Preferred Stock to the extent such dividends are not permitted to be paid in-kind pursuant to the terms thereof as in effect on the Issue Date (which dividends will be 8% per annum compounding quarterly for the sixth and seventh years, and 15% per annum compounding quarterly for the eighth year, following the Issue Date), (D) a Qualified Exchange, (E) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions, (F) the purchase of Capital Stock held by employees of the Issuer or any Subsidiary pursuant to any stock ownership or option plan in an aggregate amount not to exceed $1.0 million in any one 12-month period and $5.0 million in the aggregate, (G) the payment of any dividend or distribution by RCVP, VSI, SVS and VDSI to minority holders of their respective Equity Interests not in excess of such holders' pro rata share of dividends or distributions in accordance with the applicable terms of such entities' respective charters, bylaws or agreements as in effect on the Issue Date, (H) prepayments made with respect to the Amended VSI Loan as in effect on the Issue Date, (I) loans or advances to officers, directors and employees of the Issuer or any Subsidiary after the Issue Date in an aggregate amount not to exceed $1.0 million at any one time outstanding, and
(J) any redemption, retirement, repurchase or other acquisition of the Preferred Stock in accordance with its terms (at a price of not more than par) with the Net Cash Proceeds received by the Issuer from the substantially concurrent sale of Qualified Capital Stock or any exchange of

Qualified Capital Stock for Preferred Stock. The full amount of any Restricted Payment made pursuant to the foregoing clauses (B), (C), (E), (F), (G), (I) and
(J) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made thereafter referred to in clause (3) of the immediately preceding paragraph.

          SECTION 5.4  CORPORATE EXISTENCE.

          Subject to Article VI, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate or partnership franchises of the Issuer and each of its Subsidiaries; PROVIDED, HOWEVER, that the Issuer shall not be required to preserve, with respect to itself or any of its Subsidiaries, any right or franchise if (a) the Board of Directors of the Issuer shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 5.5  PAYMENT OF TAXES AND OTHER CLAIMS.

          The Issuer shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Issuer or any of its Subsidiaries or properties and assets of the Issuer or any of its Subsidiaries and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Issuer or any of its Subsidiaries; PROVIDED, HOWEVER, that neither the Issuer nor its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

          SECTION 5.6  MAINTENANCE OF INSURANCE.

          The Issuer and the Guarantors will, and will cause their Subsidiaries to, from and at all times after the Issue Date until the Securities have been paid in full, have and maintain in effect insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty, and with respect to insurance on the Collateral, shall have provided insurance certificates evidencing such insurance to the Trustee prior to the Issue Date and shall thereafter provide such certificates prior to the anniversary or renewal date of each such policy, which certificate shall expressly state the expiration date for each policy listed. All insurance with respect to the Collateral required under this Indenture (except for workers'
compensation) shall name the Issuer and the Trustee as additional insureds or
loss payees, as the case may be, with losses in excess of $   million payable
jointly to the Issuer and the Trustee (unless a Default or an Event of Default has occurred and is then continuing, in which case all losses are payable solely to the Trustee), with no recourse against the Trustee for the payment of premiums, deductibles, commissions or club calls, and for at least 30 days notice of cancellation. All such insurance policies will be issued by carriers having an A.M. Best & Company, Inc. rating of A- or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker.

          SECTION 5.7  COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

               (a) The Issuer shall deliver to the Trustee, within 120 days after the end of each of its fiscal years, an Officers' Certificate complying (whether or not required) with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Authorized Representatives with a view to determining whether the Issuer has or has caused to be, kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Agreements and further stating, as to each such Authorized Representative signing such certificate, whether or not the signer knows of any failure by the Issuer or any of its Subsidiaries to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

               (b) So long as not contrary to the then current recommendation of the American Institute of Certified Public Accountants, the Issuer shall deliver to the Trustee within 120 days after the end of each of its fiscal years a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that the Issuer or any of its Subsidiaries was not in compliance with the provisions set forth in Section 5.3, 5.11 or 5.15 of this Indenture or any of the provisions of the Collateral Agreements.

               (c) The Issuer shall, so long as any of the Securities are outstanding, deliver to the Trustee, immediately upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its trust officers receives notice of the Default or Event of Default giving rise thereto from the Issuer or any of the Holders.

          SECTION 5.8  PROVISION OF FINANCIAL STATEMENTS.

          Whether or not the Issuer is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Issuer shall deliver to the Trustee and to each Holder, within 15 days after it is or would have been required to file such with the Commission, annually and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Issuer were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Issuer's certified independent public accounts as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. Notwithstanding anything contrary herein the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

          SECTION 5.9  WAIVER OF STAY, EXTENSION OR USURY LAWS.

          The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted which would prohibit or forgive the Issuer or any Guarantor from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and each Guarantor hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 5.10  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          The Issuer will not, and will not permit any Subsidiary to, directly or indirectly, enter into any transaction or series of transactions on or after the Issue Date with any Affiliate of the Issuer (other than the Issuer or a Wholly-owned Subsidiary) (an "Affiliate Transaction"), unless (i) such transaction or series of transactions is on terms no less favorable to the Issuer or such Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate, (ii) if such transaction or series of transactions involves aggregate consideration equal to or greater than $1.0 million, a committee of directors of the Issuer that are disinterested with respect to such transaction shall approve by resolution certifying that such transaction or series of transactions complies with clause
(i) above, and (iii) if such transaction or series of transactions involves aggregate consideration equal to or greater than $5.0 million, the Issuer receives a written opinion from an investment banking firm of national standing or, in the case of a transaction involving a sale or transfer of assets subject to valuation such as real estate, an appraisal by a nationally recognized appraisal firm, that such transaction or series of transactions is fair to the Issuer from a financial point of view.

           In addition, the Issuer will not, and will not permit any of its Subsidiaries to, pay any management, consulting or related fees to Kirkland, KIC or their respective Affiliates pursuant to any agreement between any of such entities and the Issuer or any of its Affiliates if a Default or Event of Default has occurred and is continuing.

          Notwithstanding the foregoing, nothing contained in this Section 5.10 will apply to (a) transactions between the Issuer or any Subsidiary and any employee of the Issuer or any Subsidiary that are entered into in the ordinary course of business, (b) the payment of reasonable and customary regular fees and expenses to directors of the Issuer, (c) Exempted Affiliate Transactions, (d) Restricted Payments permitted by clauses (F), (G) and (I) of the second paragraph of Section 5.3, or (e) any other transactions that do not involve, in the aggregate for all such transactions, the payment of more than $250,000 in consideration in any one calendar year.

          SECTION 5.11  LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

          Except as set forth below in this Section 5.11, the Issuer and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Acquired Indebtedness) or any Disqualified Capital Stock. Notwithstanding the foregoing:

               (a) if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a PRO FORMA basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Issuer for the Reference Period immediately preceding the Incurrence Date, after giving effect on a PRO FORMA basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds
thereof, would be at least 2.0 to 1 for incurrences on or prior to         ,
1997 and at least 2.25 to 1 for incurrences thereafter (the "Debt Incurrence Ratio"), then the Issuer may incur such Indebtedness or Disqualified Capital Stock, PROVIDED, that except in the case of Acquired Indebtedness, such Indebtedness incurred pursuant to this clause (a) has an Average Life to Stated Maturity that exceeds the remaining Average Life to Stated Maturity of the Securities and has a Stated Maturity for its final scheduled principal or (in the case of Disqualified Capital Stock) redemption payment, as applicable, later than the Stated Maturity for the final scheduled principal payment of the Securities;

               (b) the Issuer or any Guarantor may incur Indebtedness evidenced by the Securities and represented by this Indenture up to the amounts stated herein as of the date hereof;

               (c) the Issuer or any Subsidiary may incur Purchase Money Indebtedness, Capitalized Lease Obligations and Indebtedness secured only by the current BGII headquarters and site (the "BGII Site Indebtedness") (including any Indebtedness issued to refinance, replace or refund such Indebtedness) on or after the Issue Date, PROVIDED, that (i) the aggregate amount of such Indebtedness incurred on or after the Issue Date and outstanding at any time pursuant to this paragraph (c) shall not exceed $20.0 million, and (ii) such Indebtedness other than BGII Site Indebtedness shall not constitute less than 75% nor more than 100% of the cost

(determined in accordance with GAAP) to the Issuer or such Subsidiary, as applicable, of the property so purchased, constructed or leased;

               (d) the Issuer or any Subsidiary, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, of such person described in clauses (a) and (b) of this Section 5.11 or with respect to Indebtedness which is outstanding on the Issue Date (after giving effect to the Transaction) so long as such Refinancing Indebtedness is secured only by the assets (if any) that secured the Indebtedness so refinanced;

               (e) Bally Gaming, Inc., Wulff and their Subsidiaries may incur Indebtedness under one or more working capital facilities in an aggregate amount outstanding at any time (including any Indebtedness which refinances, replaces or refunds such Indebtedness) of up to $40.0 million, less any amounts outstanding pursuant to clause (h) of the definition of "Permitted Indebtedness" contained herein;

               (f)  the Issuer or any Subsidiary may incur Permitted
Indebtedness;

               (g) the Issuer or any Subsidiary may incur Indebtedness in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $7.5 million; and

               (h) any Subsidiary may incur Acquired Indebtedness in an aggregate amount outstanding at any time of up to $7.5 million; PROVIDED, HOWEVER, that the Consolidated Coverage Ratio of the Issuer for the Reference Period immediately preceding the Incurrence Date thereof, after giving effect on a PRO FORMA basis to such incurrence of Acquired Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.25 to 1.

          Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes a Subsidiary of the Issuer (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with the Issuer or a Subsidiary of the Issuer shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Issuer or is merged with or into or consolidated with the Issuer or a Subsidiary of the Issuer, as applicable.

          SECTION 5.12  RESTRICTION ON SALE AND ISSUANCE OF SUBSIDIARY STOCK.

          The Issuer and the Guarantors will not sell, and will not permit any of their Subsidiaries to issue or sell, any Equity Interests of any Subsidiary of the Issuer to any Person other than the Issuer or a Wholly-owned Subsidiary of the Issuer, except for (i) directors' qualifying shares or shares owned by foreign nationals, in each case to the extent required by applicable law, (ii) Equity Interests of RCVP, VSI, SVS and VDSI outstanding on the Issue Date (after giving effect to the Transaction) and not owned by Wholly-owned Subsidiaries, and (iii) the issuance and sale of all, but not less than all, of the Equity Interests of any Subsidiary of the

Issuer held by the Issuer or any Subsidiary in compliance with the other provisions of the Indenture.

          SECTION 5.13 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Issuer and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Issuer to pay dividends or make other distributions to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or to pay any obligation to or on behalf of, or make or pay loans or advances to or on behalf of, the Issuer or any Subsidiary of the Issuer, except (a) restrictions imposed by the Securities or this Indenture, (b) restrictions imposed by applicable law or by Gaming Authorities on entities possessing a Gaming License, (c) existing restrictions under Indebtedness outstanding on the Issue Date (after giving effect to the Transaction) and any Refinancing Indebtedness with respect thereto which is permitted by Section 5.11, PROVIDED, that any restriction imposed by such Refinancing Indebtedness is no more restrictive than that imposed by such Indebtedness as of the Issue Date, (d) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement relating to any property, asset, or business acquired by the Issuer or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) restrictions imposed by Indebtedness incurred under clause (e) of Section 5.11, PROVIDED, that such restrictions are no more restrictive than those imposed by the Issuer's existing working capital facilities immediately prior to the Issue Date, (f) restrictions with respect solely to a Subsidiary of the Issuer imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, PROVIDED, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold and (g) restrictions on transfer contained in Permitted Liens, PROVIDED, that such restrictions relate only to the transfer of the property subject thereto. Notwithstanding the foregoing, customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice shall not in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement.

          SECTION 5.14  LIMITATION ON LIENS.

          The Issuer will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of this Indenture or upon any income or profits therefrom.

          SECTION 5.15 LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK; EVENT OF LOSS.

          The Issuer and the Guarantors will not, and will not permit any of their Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their respective property, business or assets, including by merger or consolidation (in the case of a Subsidiary), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Issuer, whether by the Issuer or a Subsidiary of either or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Issuer (an "Asset Sale"), unless:

               (1) (a) within 270 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Securities in accordance with the terms of this Indenture or to the repurchase of the Securities pursuant to an irrevocable, unconditional cash offer by the Issuer (the "Asset Sale Offer") to repurchase Securities at a purchase price (the "Asset Sale Offer Price") of 100% of principal amount, together with accrued and unpaid interest to the date of payment, made within 240 days of such Asset Sale or (b) within 270 days following such Asset Sale, the Asset Sale Offer Amount is invested in assets and property (other than notes, bonds, obligations and securities) which in the good faith judgment of the Board of Directors of the Issuer will immediately constitute or be part of a Related Business of the Issuer or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (c) within 270 days following such Asset Sale, the Asset Sale Offer Amount is applied to the repayment of any Indebtedness of the Issuer or any Subsidiary which is secured by the assets subject to such Asset Sale, as required by the terms thereof,

               (2) with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate fair market value in excess of $5.0 million, at least 75% of the consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents,

               (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a PRO FORMA basis, to, such Asset Sale, and

               (4) the Board of Directors of the Issuer determines in good faith that the Issuer or such Subsidiary, as applicable, receives Fair Market Value for such Asset Sale.

          For purposes of this Section 5.15 with respect to the application of the Net Cash Proceeds thereof, the receipt by the Issuer or any of its Subsidiaries of proceeds due to an Event of Loss shall constitute an Asset Sale, which Asset Sale shall be deemed to occur upon receipt of such proceeds. All Net Cash Proceeds from an Event of Loss shall be invested or used to repurchase Securities, all within the period and as otherwise provided above in clause (1) of the first paragraph of this Section 5.15.

          An Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (1)(b) or (c) above (the "Excess Proceeds") exceeds $15.0 million. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Issuer shall apply the Asset Sale Offer Amount, plus an amount equal to accrued interest, to the purchase of all Securities properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all such Securities so tendered) at the Asset Sale Offer Price (together with accrued interest). To the extent that the aggregate amount of Securities tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Issuer may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by this Indenture, and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (2) above, total consideration received means the total consideration received for such Asset Sales minus the amount of (a) Indebtedness secured by the assets sold and assumed or repaid by a transferee as required thereunder and (b) property that within 90 days of such Asset Sale is converted into Cash or Cash Equivalents.

          Notwithstanding the foregoing provisions of the prior paragraphs:

                    (i) the Issuer and its Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign, or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

                    (ii) the Issuer and its Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Section 6.1 of this Indenture;

                    (iii) the Issuer and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Issuer or such Subsidiary, as applicable; and

                    (iv) the Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets to the Issuer or any of its Wholly-owned Subsidiaries.

Notwithstanding the foregoing, the Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary except pursuant to the provisions of Section 5.12.

          Notice of an Asset Sale Offer shall be sent, not later than 20 Business Days prior to the close of business on the Asset Sale Put Date (as defined below), by first-class mail, by the Issuer to each Holder at its registered address, with a copy to the Trustee. The notice to the

Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of the Asset Sale Offer, shall state:

                    (l) that the Asset Sale Offer is being made pursuant to such notice and this Section 5.15;

                    (2) the Asset Sale Offer Amount, the Excess Proceeds Amount, the Asset Sale Offer Price (including the amount of accrued and unpaid interest), the Asset Sale Put Date, and the "Asset Sale Purchase Date," which Asset Sale Purchase Date shall be on or prior to 30 Business Days (or later, if required by law) following the date the Excess Proceeds Amount was greater than $15.0 million;

                    (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

                    (4) that, unless the Issuer defaults in depositing U.S. Legal Tender with the Paying Agent (which may not for purposes of this Section 5.15, notwithstanding anything in this Indenture to the contrary, be the Issuer or any Affiliate of the Issuer) in accordance with the last paragraph of this clause (b), any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

                    (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender their Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 5.15, notwithstanding any other provision of this Indenture, be the Issuer or any Affiliate of the Issuer) at the address specified in the notice prior to the close of business on the third Business Day prior to the Asset Sale Purchase Date (the "Asset Sale Put Date");

                    (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which may not for purposes of this Section 5.15, notwithstanding any other provision of this Indenture, be the Issuer or any Affiliate of the Issuer) receives, up to the close of business on the Asset Sale Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                    (7) that if Securities in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Issuer shall purchase Securities on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Issuer so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                    (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                    (9) the circumstances and relevant facts regarding such Asset Sales.

          No later than 12:00 noon New York City time on an Asset Sale Purchase Date, the Issuer shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Asset Sale Offer (on a PRO RATA basis if required pursuant to paragraph (7) above), (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Asset Sale Offer Price (plus accrued interest) for all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof being purchased by the Issuer. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.

          SECTION 5.16  FUTURE SUBSIDIARY GUARANTORS.

          The Issuer and the Guarantors covenant and agree that they shall cause each person that is or becomes a Subsidiary of the Issuer (other than RCVP, VSI, SVS, VDSI and Wulff) to execute a Guaranty in the form of EXHIBIT B hereto and will cause such Subsidiary to enter into a supplemental indenture for the purpose of jointly and severally guaranteeing, on a senior basis, the Indenture Obligations.

          SECTION 5.17  LIMITATION ON LINES OF BUSINESS.

          Neither the Issuer nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which in the good faith judgment of the Board of Directors of the Issuer is a Related Business.

          SECTION 5.18  LIMITATION ON STATUS AS INVESTMENT COMPANY.

          None of the Issuer or any of its Subsidiaries shall become required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

          SECTION 5.19  FUTURE PLEDGE AGREEMENTS.

          If, subsequent to the Issuance Date, the Issuer or any of its Subsidiaries shall acquire any Equity Interests or any securities convertible into or exchangeable for Equity Interests ("After Acquired Shares") in a Person which, immediately after giving effect to such

Acquisition, would be a Subsidiary, then as a condition to such Acquisition, the Issuer shall cause such Subsidiary to enter into a pledge agreement with respect to such After Acquired Shares substantially in the form of Exhibit C, and take such other action as shall be necessary to provide the Trustee with a perfected first priority security interest in the pledgor's respective rights, title and interest in and to such After Acquired Shares. Such After Acquired Shares shall constitute Collateral which is subject to the provisions of this Indenture, including Article IV hereof.


                                   ARTICLE VI


                                   SUCCESSORS

          SECTION 6.1  LIMITATION ON MERGER, SALE OR CONSOLIDATION.

          The Issuer will not, directly or indirectly, consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a Consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons or adopt a plan of liquidation, unless:

               (a) either (i) the Issuer is the continuing entity or (ii) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Issuer in connection with the Securities and this Indenture;

               (b) no Default or Event of Default shall exist or shall occur immediately after giving effect on a PRO FORMA basis to such transaction;

               (c) immediately after giving effect to such transaction on a PRO FORMA basis, the Consolidated Net Worth of the Consolidated surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is at least equal to 90% of the Consolidated Net Worth of the Issuer immediately prior to such transaction; and

               (d) immediately after giving effect to such transaction on a PRO FORMA basis, the Consolidated resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in paragraph (a) of Section 5.11.

          The Issuer shall also deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (a) such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with this Indenture and (b) this transaction shall not impair the rights and powers of the Trustee and Holders of the Securities thereunder.

          For purposes of the first sentence of this Section 6.1, the transfer (by lease, assignment or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Issuer's interest in which constitutes all or substantially all of the properties and assets of the Issuer shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

          SECTION 6.2  SUCCESSOR SUBSTITUTED.

          Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Issuer or consummation of a plan of liquidation in accordance with Section 6.1, the successor corporation formed by such consolidation or into which the Issuer is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if such successor corporation had been named therein as the Issuer, and the Issuer (except in the case of a lease) shall be released from the obligations under the Securities and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.


                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

          SECTION 7.1  EVENTS OF DEFAULT.

          "Event of Default," whenever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (a) the failure by the Issuer to pay any installment of interest on the Securities as and when the same becomes due and payable and the continuance of any such failure for 30 days;

               (b) the failure by the Issuer to pay all or any part of the principal, or premium, if any, on the Securities when and as the same becomes due and payable at maturity, at redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise;

               (c) the failure by the Issuer or any Subsidiary to observe or perform any other covenant or agreement contained in the Securities or this Indenture and (other than a default in the performance, or breach of a covenant that is specifically dealt with elsewhere in this section) the continuance of such failure for a period of 60 days after written notice is given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, specifying such default and requiring that it be remedied;

               (d) a default in Indebtedness of the Issuer or any of its Subsidiaries with an aggregate outstanding principal amount in excess of $10.0 million as a result of which the maturity of such Indebtedness has been accelerated prior to its Stated Maturity;

               (e) final unsatisfied judgments not covered by insurance aggregating in excess of $10.0 million shall have been rendered at any one time against the Issuer or any of its Subsidiaries and not stayed, bonded or discharged within 60 days;

               (f) there shall have been the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Issuer or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Issuer or any of its Significant Subsidiaries bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or any of its Significant Subsidiaries or of any substantial part of their property, or ordering the winding-up or liquidation of their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

               (g)(i) the Issuer or any of its Significant Subsidiaries commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, or (ii) the Issuer or any of its Significant Subsidiaries consents to the entry of a decree or order for relief in respect of the Issuer or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or (iii) the Issuer or any of its Significant Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the Issuer or any of its Significant Subsidiaries consents to (1) the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or such Significant Subsidiary or of any substantial part of its property, (2) the making by it of an assignment for the benefit of creditors or (3) the admission by it in writing of its inability to pay its debts generally as they become due, or (iv) the taking of corporate or partnership action by the Issuer or any of its Significant Subsidiaries in furtherance of any such action in this paragraph (g); and

               (h)  an event of default under any of the Collateral Agreements.

          Notwithstanding the 60-day period and notice requirement contained in
Section 7.1(c) above, (i) with respect to a default under Article XI, the 60-day period referred to in Section 7.1(c) shall be deemed to have begun as of the date the Change of Control notice is required to be sent in the event that the Issuer has not complied with the provisions of Section 11.1, and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the notice of default referred to in Section 7.1(c) to the Issuer and, if applicable, the Trustee; PROVIDED, HOWEVER, that if the breach or default is a result of a default in the payment when due of the Change of Control Purchase Price, such default shall be deemed, for purposes of this
Section 7.1, to arise no later than on such due date; and (ii) with respect to a default under Section 5.15, the 60-day period referred to in Section 7.1(c) shall be deemed to have begun as of the date the notice of an Offer to Purchase is required to be sent in the event that the Issuer has not complied with the provisions of Section 5.15 requiring the giving of such notice, and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the notice of default referred to in Section 7.1(c) to the Issuer and, if applicable, the Trustee; PROVIDED, HOWEVER, that if the breach or default is a result of a default in the payment when due of the Offer to Purchase Price, such default shall be deemed, for purposes of this Section 7.1, to arise no later than on such due date.

          SECTION 7.2  ACCELERATION OF MATURITY DATE; RESCISSION AND ANNULMENT.

          If an Event of Default (other than as specified in clauses (f) and (g) of Section 7.1) occurs and is continuing, then in every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Issuer (and to the Trustee if such notice is given by such Holders) (an "Acceleration Notice"), may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Securities to be due and payable immediately. If an Event of Default specified in clause (f) or (g) of Section 7.1 relating to the Issuer or any Significant Subsidiary occurs, then all principal and accrued interest thereon shall be immediately due and payable on all outstanding Securities without any declaration or other act of the Trustee or any Holder.

          After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Securities outstanding, by written notice to the Issuer and the Trustee, may annul such declaration if:

               (a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

                    (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                    (ii)  all overdue interest on all Securities,

                    (iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

                    (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and

               (b) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived.

          Notwithstanding the previous sentence of this Section 7.2, no annulment of a declaration of acceleration shall be effective for any Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of greater than a simple majority of the outstanding principal amount of the Securities, unless such specified percentage of affected Holders agree, in writing, to annul such declaration of acceleration. No such annulment shall cure or waive any subsequent default or impair any right consequent thereon.

          SECTION 7.3 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

          The Issuer covenants that if an Event of Default in payment of principal, premium, or interest specified in Section 7.1(a) and (b) occurs and is continuing, the Issuer shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 7.4  TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Securities or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                    (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

                    (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 7.5  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
SECURITIES.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 7.6  PRIORITIES.

          Any money collected by the Trustee pursuant to this Article VII shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST:  To the Trustee in payment of all amounts due pursuant to
     Section 8.7;

               SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

               THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

          The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 7.6.

          SECTION 7.7  LIMITATION ON SUITS.

          No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                    (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                    (B) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                    (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                    (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                    (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 7.8 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

          Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and interest on, such Security on the Maturity dates of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of a Change of Control, the Change of Control Purchase Price on the applicable Change of Control Purchase Date, and, in the case of an Asset Sale, the Asset Sale Offer Price on the Asset Sale Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 7.9  RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 7.10  DELAY OR OMISSION NOT WAIVER.

          No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 7.11  CONTROL BY HOLDERS.

          The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, PROVIDED, that

                    (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                    (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

                    (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 7.12  WAIVER OF PAST DEFAULT.

          Subject to Section 7.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may, by written notice to the Trustee on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default

                              (A) in the payment of the principal of, premium, if any, or interest on, any Security as specified in clauses (a) and
          (b) of Section 7.1, or

                              (B) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each outstanding Security affected or Holders of more than a simple majority in principal amount of the Securities, as applicable; provided, however, that such a default may be waived upon the affirmative vote of the requisite principal amount of the Securities.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

          SECTION 7.13  UNDERTAKING FOR COSTS.

          All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.13 shall not apply to any suit instituted by the Issuer, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the Maturity of such Security.

          SECTION 7.14  RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE VIII

                                     TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.



          SECTION 8.1  DUTIES OF TRUSTEE.

               (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

               (b)  Except during the continuance of a Default or an Event of
Default:

                    (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

                    (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (1) This paragraph does not limit the effect of paragraph (b) of this Section 8.1.

                    (2) The Trustee shall comply with any order or directive of a Gaming Authority that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Law and will cooperate fully and completely in any proceeding related to such application.

                    (3) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (4) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.11.

               (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 8.1.

               (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Issuer. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          SECTION 8.2  RIGHTS OF TRUSTEE.

          Subject to Section 8.1:

               (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.4 and 12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture or the TIA.

               (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

               (g) Except with respect to Section 5.1, the Trustee shall have no duty to inquire as to the performance of the Issuer's covenants in Article V. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 7.1(a), 7.1(b) and 5.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          SECTION 8.3  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of any of the Securities, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

          SECTION 8.4  TRUSTEE'S DISCLAIMER.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

          SECTION 8.5  NOTICE OF DEFAULT.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Purchase Date, the Redemption Price on the Redemption Date and the Asset Sale Offer Amount on the Asset Sale Purchase Date, as the case may be), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

          SECTION 8.6    REPORTS BY TRUSTEE TO HOLDERS.

               (a) SECURITIES LAW REQUIREMENTS. If required by law, within 60 days after each August 15, beginning with the August 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such August 15 that complies with TIA Section 313(a). If required by law, the Trustee also shall comply with TIA Sections 313(b) and 313(c).

          The Issuer shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Issuer and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

               (b) GAMING LICENSE REQUIREMENTS. The Trustee will provide any applicable Gaming Authority with:

                    (1) copies of all notices, reports and other written communications which the Trustee gives to Holders;


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

                    (2) a list of Holders promptly after the original issuance of the Securities and a list of Holders [eight months and two months] prior to the expiration date of each then-current Gaming License held by the Issuer or its Subsidiaries;

                    (3) notice of any Event of Default under this Indenture or of any Default, any acceleration of the Indebtedness evidenced or secured hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of this Indenture or the Collateral Agreements, the entering into or taking possession of any property constituting the Collateral and any rescission, annulment or waiver in respect of an Event of Default;

                    (4) notice of the removal or resignation of the Trustee within five Business Days thereof;

                    (5) notice of any transfer or assignment of rights under this Indenture (but no transfers or assignments of the Securities) or the Collateral Agreements within five Business Days thereof; and

                    (6) a copy of any amendment to the Securities, this Indenture or the Collateral Agreements within five Business Days of the effectiveness thereof.

The notice specified in clause (3) above shall be in writing and, except as set forth below, shall be given within five Business Days after the Trustee has transmitted the notice required by Section 8.5. In the case of any notice in respect of any Event of Default, such notice shall be accompanied by a copy of any notice from the Holders, or a representative thereof or the Trustee, to the defaulting Person and, if accompanied by any such notice to the defaulting Person, shall be given simultaneously with the giving of any such notice to the defaulting Person. In the case of any legal actions or proceedings, such notice shall be accompanied by a copy of the complaint or other initial pleading or document.

          The Trustee shall in accordance with the limitations set forth herein cooperate with any applicable Gaming Authority in order to provide such Gaming Authority with information and documentation relevant to compliance with clause
(3) above and as otherwise required by any applicable gaming law.

          The Issuer will advise the Trustee of the expiration date of any then-current Gaming License held by the Issuer or any of its Subsidiaries at least nine months prior to the expiration thereof and the Trustee until so advised may assume that such Gaming License has not expired.


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

          SECTION 8.7  COMPENSATION AND INDEMNITY.

          The Issuer shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          The Issuer shall indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by them without negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity. The Issuer shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuer's expense in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; PROVIDED, that the Issuer will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Issuer and the Trustee in connection with such defense. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Issuer's payment obligations in this Section 8.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1 (f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Issuer's obligations under this Section 8.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Issuer's obligations pursuant to Article IX and any rejection or termination of this Indenture under any Bankruptcy Law.


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

          SECTION 8.8  REPLACEMENT OF TRUSTEE.

          The Trustee may resign by so notifying the Issuer in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuer and the Trustee in writing and may appoint a successor trustee with the Issuer's consent. The Issuer may remove the Trustee if:

               (1)  the Trustee fails to comply with Section 8.10;

               (2)  the Trustee is adjudged bankrupt or insolvent;

               (3) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

               (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that and provided that all sums owing to the Trustee provided for in Section 8.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 8.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 8.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Issuer's obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.


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

          SECTION 8.9  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

          SECTION 8.10  ELIGIBILITY; DISQUALIFICATION.

          The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and TIA Section 310(a)(5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

          SECTION 8.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                   ARTICLE IX

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE;
                           SATISFACTION AND DISCHARGE

          SECTION 9.1  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The Issuer may elect to have either Section 9.2 or 9.3 be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article IX.

          SECTION 9.2  LEGAL DEFEASANCE AND DISCHARGE.

          The Issuer may at its option, at any time within one year of the Stated Maturity of the Securities and upon the Issuer's exercise under
Section 9.1 of the option applicable to this Section 9.2, elect to have its obligations and the obligations of the Guarantors discharged with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its, and the Guarantors' (to the extent applicable), other obligations under such Securities and this Indenture and the Collateral Agreements (insofar as they relate to the Securities or the Guaranties), the Collateral shall be released from the Liens in favor of the Securities and the Indenture shall cease to be of further effect as to all outstanding Securities,


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

except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders to receive solely from the trust fund described in Section 9.4, and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Issuer's obligations with respect to such Securities under Sections 2.4, 2.6, 2.7, 2.10 and 5.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in connection therewith and (d) the Legal Defeasance provisions of this Article IX. Subject to compliance with this Article IX, the Issuer may exercise its option under this Section 9.2 notwithstanding the prior exercise of its option under Section 9.3 with respect to the Securities.

          SECTION 9.3  COVENANT DEFEASANCE.

          Upon the Issuer's exercise under Section 9.1 of the option applicable to this Section 9.3, the Issuer and the Guarantors shall be released from their respective obligations under the covenants contained in Sections 5.3, 5.6, 5.7, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.17, 5.19, 13.3 and Articles VI and XI with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder, and any omission to comply with such covenants shall not constitute a Default or Event of Default with respect to the Securities. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Issuer and the Guarantors need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and the Liens of the Trustee under the Collateral Agreements (insofar as they relate to the Securities or the Guaranties) shall be deemed to have been paid and discharged, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 9.1 of the option applicable to this Section 9.3, Sections 7.1(d), 7.1(e), 7.1(h) and 7.1(i) shall not constitute Events of Default.

          SECTION 9.4  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 9.2 or Section 9.3 to the outstanding Securities, unless otherwise specified herein:

               (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Securities on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Securities, and the Holders of Securities must have a valid, perfected, exclusive security interest in such trust;

               (b) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to Trustee confirming that (A) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon, such opinion of counsel shall confirm that, the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

               (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

               (f) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of such Securities over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and

               (g) the Issuer shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, (a) through
(f) and, in the case of the opinion of counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) of this Section have been complied with.

          SECTION 9.5 DEPOSITED U.S. LEGAL TENDER AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 9.6, all U.S. Legal Tender and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.5, the "Trustee") pursuant to Section 9.4 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any

Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuer agrees to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 9.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Article IX to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 9.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.4(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          SECTION 9.6  REPAYMENT TO ISSUER.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on its request; and the Holder of such Security shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

          SECTION 9.7  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 9.2 or 9.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.2 or 9.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 9.2 and 9.3, as the case may be; PROVIDED, HOWEVER, that, if the Issuer makes any payment of principal of or interest on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

          If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Securities when due, then the obligations of the Issuer and the Guarantors under the Indenture and the Collateral Agreements will be revived, and no such defeasance will be deemed to have occurred.

          SECTION 9.8  SATISFACTION AND DISCHARGE OF INDENTURE.

          This Indenture shall, upon Issuer Request, cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, on demand of and at the expense of the Issuer and the Guarantors, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 9.6) have been delivered to the Trustee for cancellation; the Issuer and the Guarantors have paid or caused to be paid all other sums payable hereunder by the Issuer and the Guarantors; and the Issuer and the Guarantors have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer and the Guarantors to the Trustee under Section 7.6 shall survive.


                                    ARTICLE X

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 10.1  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holder, the Issuer and the Guarantors, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or may amend, modify or supplement the Securities, this Indenture, or any of the Collateral Agreements, in form satisfactory to the Trustee and the Issuer, for any of the following purposes:

                    (1) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

                    (2) to add to the covenants of the Issuer for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer or to make any other change that does not adversely affect the rights of any Holder; PROVIDED, that the Issuer has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

                    (3) to provide for additional collateral for or for guarantors of the Securities;

                    (4) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                    (5) to evidence the succession of another person to the Issuer, and the assumption by any such successor of the obligations of the Issuer, herein and in the Securities in accordance with Article VI; or

                    (6)  to comply with the TIA.

          The terms of any document entered into pursuant to this Section shall be subject to prior approval, if required, of any applicable Gaming Authority.

          SECTION 10.2 AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT OF HOLDERS.

          Subject to Section 7.8 and the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Issuer and the Trustee, the Issuer, the Guarantors (each when authorized by Board Resolutions) and the Trustee may amend or supplement any of the Collateral Agreements, this Indenture, any supplemental indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Collateral Agreements, this Indenture or the Securities or of modifying in any manner the rights of the Holders under any of the Collateral Agreements, this Indenture or the Securities. Subject to Section 7.8 and the last sentence of this paragraph, the Holder or Holders of a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Issuer with any provision of the Collateral Agreement, this Indenture or the Securities. Notwithstanding the foregoing provisions of this Section 10.2, no such amendment, supplemental indenture or waiver shall,

               (a) without the consent of the Holder of each outstanding Security affected thereby:

                         (i) change the Stated Maturity on any Security, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used therein) of Article III in a manner adverse to the Holders, or make the Securities subordinated in right of payment to any other Indebtedness of the Issuer;

                         (ii) reduce the percentage in principal amount of outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture; or

                         (iii) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

               (b) without the consent of the Holders of at least 66-2/3% in aggregate principal amount of the then outstanding Securities modify the obligations of the Issuer pursuant to Article XI to make and consummate a Change of Control Offer or modify any of the provisions or definitions with respect thereto in a manner adverse to the Holders.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          After an amendment, supplement or waiver under this Section 10.2 or
10.4 becomes effective, it shall bind each Holder, subject to the limitations set forth above.

          In connection with any amendment, supplement or waiver under this
Article X, the Issuer may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.


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          The terms of any document entered into pursuant to this Section shall be subject to prior approval, if required, of any applicable Gaming Authority.

          SECTION 10.3  COMPLIANCE WITH TIA.

          Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 10.4  REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Issuer or the person designated by the Issuer as the person to whom consents should be sent if such revocation is received by the Issuer or such person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Issuer notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date, and only those persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder; PROVIDED, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

          SECTION 10.5  NOTATION ON OR EXCHANGE OF SECURITIES.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue, the Guarantors shall endorse and the Trustee shall authenticate a new Security that reflects the changed terms.


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

Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

          SECTION 10.6  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article X, PROVIDED, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture.
The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article X is authorized or permitted by this Indenture.


                                   ARTICLE XI

                           RIGHT TO REQUIRE REPURCHASE

          SECTION 11.1 REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON CHANGE OF CONTROL.

               (a) In the event that a Change of Control (the date on which such event occurs being referred to as the "Change of Control Date") occurs, each Holder of Securities shall have the right, at such Holder's option, subject to the terms and conditions hereof, to require the Issuer to repurchase all or any part of such Holder's Securities (PROVIDED, that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 60 days after the occurrence of such Change of Control, at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date.

               (b) In the event that, pursuant to this Section 11.1, the Issuer shall be required to commence an offer to purchase Securities (a "Change of Control Offer"), the Issuer shall follow the procedures set forth in this
Section 11.1 as follows:

                    (1) within 30 days following any Change of Control, the Issuer or the Trustee (upon the request and at the expense of the Issuer) shall send, by first-class mail, a notice to each of the Securityholders, at his address appearing in the Note Register, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                              (i)  that the Change of Control Offer is being
     made pursuant to this Section 11.1;


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

                              (ii)  the Change of Control Purchase Price
     together with accrued and unpaid interest;

                              (iii)  the purchase date for such validly tendered
     Securities, which date shall be a business day no earlier than 45 days nor later than 60 days from the date such notice is mailed;

                              (iv)  the Change of Control Put Date (as defined
     below);

                              (v)  that any Security or portion thereof not
     tendered or accepted for payment will continue to accrue interest;

                              (vi)  that, unless (a) the Issuer defaults in
     depositing U.S. Legal Tender with the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Issuer or any of the Guarantors or any Affiliate of any of the Guarantors (or any other obligor on the Securities) or any Affiliate of the Issuer (or such other obligor)) in accordance with the last paragraph of this clause (b) or (b) such Change of Control payment is prevented for any reason, any Security or portion thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                              (vii)  that Holders electing to have a Security,
     or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Issuer or any of the Guarantors or any Affiliate of any of the Guarantors (or any other obligor on the Securities) or any Affiliate of the Issuer (or such other obligor)) at the address specified in the notice prior to the close of business on the fifth Business Day prior to the Change of Control Purchase Date (the "Change of Control Put Date");

                              (viii)  that Holders will be entitled to withdraw
     their elections, in whole or in part, if the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Issuer or any of the Guarantors or any Affiliate of any of the Guarantors (or any other obligor on the Securities) or any Affiliate of the Issuer (or such other obligor)) receives, up to the close of business on the Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                              (ix)  a brief description of the events resulting
     in such Change of Control.

                    (2) the Change of Control Offer shall commence within 30 days following the Change of Control Date;

                    (3) the Change of Control Offer shall remain open for 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period");

                    (4) within 5 Business Days following the expiration of a Change of Control Offer Period (and in any event not earlier than 45 days nor later than 60 days following the mailing of the notice described above), the Issuer shall purchase all of the tendered Securities at the Change of Control Purchase Price together with accrued interest to the Change of Control Purchase Date;

                    (5) if the Change of Control Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer and who are paid on the Change of Control Purchase Date; and

                    (6) the Issuer shall provide the Trustee with notice of the Change of Control Offer at least 5 Business Days before the commencement of any Change of Control Offer.

          On or before the Change of Control Purchase Date, the Issuer shall
(i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Purchase Price (including accrued and unpaid interest) of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased. The Paying Agent will promptly mail to the Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased


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

portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.


                                   ARTICLE XII

                                  MISCELLANEOUS

          SECTION 12.1  TIA CONTROLS.

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

          SECTION 12.2  NOTICES.

          Any notices or other communications to the Issuer, any Guarantor or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Issuer or any Guarantor:

               Alliance Gaming Corporation
               4380 Boulder Highway
               Las Vegas, Nevada  89121
               Attention:  Corporate Secretary
               Telephone:  (702) 435-4200

          if to the Trustee:

               United States Trust Company of New York
               _________________
               _________________
               Attention:  _________________
               Telephone:  _________________

          The Issuer, the Guarantors or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Issuer, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and 5 Business Days after mailing if sent


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

by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be deemed to have been given upon the date so mailed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 12.3  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

          SECTION 12.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

                    (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                    (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 12.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                    (1)  a statement that the person making such
     certificate or opinion has read such covenant or condition;

                    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;


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


                    (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 12.6  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 12.7  LEGAL HOLIDAYS.

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday in New York, New York, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 12.8  GOVERNING LAW.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE ISSUER AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE ISSUER AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COM-


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

MENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER OR ANY OF THE GUARANTORS IN ANY OTHER JURISDICTION.

          SECTION 12.9  NO INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 12.10  NO RECOURSE AGAINST OTHERS.

          A direct or indirect partner, director, officer, employee or stockholder, as such, past, present or future of the Issuer, the Guarantors or any successor entity shall not have any personal liability in respect of the obligations of the Issuer or the Guarantors under the Securities or this Indenture by reason of his or its status as such partner, director, officer, employee or stockholder, except to the extent such is an Issuer or a Guarantor. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

          SECTION 12.11  SUCCESSORS.

          All agreements of the Issuer or the Guarantors in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 12.12  DUPLICATE ORIGINALS.

          All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

          SECTION 12.13  SEVERABILITY.

          In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          SECTION 12.14  TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.


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

          SECTION 12.15  GAMING LAWS.

          This Indenture, the Collateral Agreements, the Securities and the security interests thereunder are subject to the Nevada Gaming Control Act and the rules and regulations thereunder, the Louisiana Video Draw Poker Devices Control Law and the rules and regulations thereunder, the Mississippi Gaming Control Act and the rules and regulations thereunder, and applicable gaming legislation, rules and regulations of the Federal Republic of Germany (collectively, the "Gaming Regulations") (and the Issuer represents and warrants that all requisite approvals thereunder have been obtained), and the exercise of remedies under the Collateral Agreements with respect to the Collateral will be subject to the Gaming Regulations.

          SECTION 12.16  CONSUMMATION OF TRANSACTION PERMITTED.

          Nothing contained herein shall be deemed to restrict or prevent in any manner the consummation of the Transaction (including the Wulff Realignment).



                                  ARTICLE XIII

                                    GUARANTY

          SECTION 13.1  GUARANTY.

               (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors, jointly and severally, hereby irrevocably and unconditionally guarantees on a senior basis (collectively, the "Guaranty"), to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer under this Indenture or the Notes, that: (w) the principal and premium (if any) of and interest on the Notes will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon an Offer to Purchase, or otherwise, and interest on the overdue principal and interest, if any, of the Notes, if lawful, and all other obligations of the Issuer to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; (x) all other obligations of the Issuer to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (y) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon an Offer to Purchase or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default. This Guaranty is a guarantee of payment and not of collection. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same before failure to so pay becomes an Event of Default.

               (b) Each Guarantor hereby agrees that its obligations with regard to this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or right to require the prior disposition of the assets of the Issuer to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

               (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any Custodian, Trustee, or similar official acting in relation to the Issuer or such Guarantor, any amount paid by either of the Issuer or such Guarantor to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7.2 for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuer of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 7.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guaranty.

               (d) It is the intention of each Guarantor and the Issuer that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guaranty would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guaranty was made without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guaranty shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; PROVIDED, HOWEVER, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law. The provisions of this Section 13.1(d) shall survive until the Notes are no longer outstanding.


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

          SECTION 13.2  EXECUTION AND DELIVERY OF GUARANTY.

          To evidence its Guaranty set forth in Section 13.1, each Guarantor agrees to execute a Guaranty substantially in the form annexed hereto as Exhibit B and that this Indenture shall be executed on behalf of such Guarantor by two Officers or an Officer and an Assistant Secretary by manual or facsimile signature.

          Each Guarantor agrees that its Guaranty set forth in Section 13.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Guaranty.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note to which a Guaranty relates, the Guaranty shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of each Guarantor.

          SECTION 13.3  LIMITATION ON MERGER, CONSOLIDATION, ETC. OF GUARANTORS.

          No Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving person) another person (other than the Issuer or another Guarantor) unless (i) subject to the provisions of the following paragraph, the person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture and (if required) additional Collateral Agreements in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee, on a senior basis, all of such Guarantor's obligations under such Guarantor's Guaranty, this Indenture and the Notes on the terms set forth herein, (ii) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis, no Default or Event of Default shall have occurred or be continuing, and (iii) immediately after such transaction, the surviving person holds all permits required for operation of the business of, and such entity is controlled by a person or entity (or has retained a person or entity which is) experienced in, or otherwise holds all permits (including those required from Gaming Authorities) to operate its business.

          Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor or all of its assets to an entity which is not a Subsidiary Guarantor or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture (including, without limitation, Section 5.15), such Subsidiary Guarantor will be deemed released from its obligations under its Guaranty of the Notes; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Issuer or any other Subsidiary shall also terminate upon release, sale or transfer.

          SECTION 13.4  CERTAIN BANKRUPTCY EVENTS.

          Each Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the United States Bankruptcy Code or otherwise.

          SECTION 13.5  RIGHTS UNDER THE GUARANTY.

          No payment by any Guarantor pursuant to the provisions hereof to the Trustee shall entitle such Guarantor to any payment out of any Collateral held by the Trustee under this Indenture or any Collateral Agreements.

               (a) Each of the Guarantors waives notice of the issuance, sale and purchase of the Notes and notice from the Trustee or the holders from time to time of any of the Notes of their acceptance and reliance on this Guaranty.

               (b) Notwithstanding any payment or payments made by the Guarantors by reason of this Guaranty, the Guarantors shall not be subrogated to any rights of the Trustee or any Holder of the Notes against the Issuer until all the Notes shall have been paid or deemed to have been paid within the meaning of this Indenture. Any payment made by the Guarantors by reason of this Guaranty shall be in all respects subordinated to the full and complete payment or discharge under this Indenture of all obligations guaranteed hereby, and no payment by the Guarantors by reason of this Guaranty shall give rise to any claim of the Guarantors against the Trustee or any Holder of the Notes. Unless and until the Notes shall have been paid or deemed to have been paid within the meaning of this Indenture, none of the Guarantors will assign or otherwise transfer any such claim against the Issuer to any other person.

               (c) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Guarantor of its obligation hereunder) which the Guarantor may have or assert against the Trustee or any holder of any Notes shall be available hereunder to the Guarantor against the Trustee.

               (d) Each Guarantor agrees to pay all costs, expense and fees, including all reasonable attorneys' fees, which may be incurred by the Trustee in enforcing or attempting to enforce the Guaranty or protecting the rights of the Trustee or the Holders of Notes, if any, in accordance with this Indenture.

          SECTION 13.6  SEVERABILITY.

          In case any provision of this Guaranty shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                              ALLIANCE GAMING CORPORATION



                              By:
                                 -------------------------------------
                              Name:
                              Title:

Attest:
       -------------------



                              UNITED STATES TRUST COMPANY
                              OF NEW YORK, as Trustee


                              By:
                                 -------------------------------------
                              Name:
                              Title:

Attest:
       -------------------

GUARANTORS

                              ----------------------------------------



                              By:
                                 -------------------------------------
                              Name:
                              Title:
Attest:
       -------------------

                                                                       EXHIBIT A


                               [FORM OF SECURITY]


                           ALLIANCE GAMING CORPORATION

                             % SENIOR SECURED NOTES
                                    DUE 2003




No.                                                                    $


                                                               CUSIP ___________

          Alliance Gaming Corporation, a Nevada corporation (herein called the "Issuer," which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promise to pay to ______________, or registered assigns, the principal sum of
___________________________________________ Dollars, on ______, 2003.

          Interest Payment Dates:  __________ and ___________.

          Record Dates:  ________ and __________.

          Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Issuer has caused this Instrument to be duly executed under its corporate seal.


Dated:


Attest:                            ALLIANCE GAMING CORPORATION


                                   By:
- ------------------------------        -------------------------
Secretary


                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

               This is one of the Securities described in the within-mentioned Indenture.

                              UNITED STATES TRUST COMPANY
                              OF NEW YORK, as trustee



                              By:
                                  -----------------------------
                                        Authorized Signatory

Dated:

                          ALLIANCE GAMING CORPORATION.


                        __% SENIOR SECURED NOTESDUE 2003



1.  INTEREST.

          Alliance Gaming Corporation, a Nevada corporation (the "Issuer"), promises to pay interest on the principal amount of this Security at the rate of __% per annum from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or provided for. Interest on this Security will be payable semiannually on ________ and _________, commencing ____________, 1996, to the person in whose name this Security is registered at the close of business on ________ or __________, preceding such Interest Payment Date (each, a "Record Date"). Interest on this Security will be computed on the basis of a 360-day year, consisting of twelve 30-day months.

2.  METHOD OF PAYMENT.

          The Issuer shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Issuer shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). The Issuer may deliver any such interest payment to the Paying Agent or the Issuer may mail any such interest payment to a Holder at the Holder's registered address. Notwithstanding the preceding two sentences, in the case of Securities of which The Depository Trust Issuer or its nominee is the Holder, such payments must be made by wire transfer of Federal funds.

3.  PAYING AGENT AND REGISTRAR.

          Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or Co-registrar without notice to the Holders. The Issuer or any of their Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or Co-registrar.

4.  INDENTURE.

          The Issuer issued the Securities under an Indenture, dated as of June __, 1996 (the "Indenture"), between the Issuer, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior, secured obligations of the Issuer limited in aggregate principal amount to $140,000,000.

5.  REDEMPTION.

          The Securities are redeemable in whole or from time to time in part at any time on and after _____, 2000, at the option of the Issuer, at the Redemption Price (expressed as a percentage of principal amount) set forth below, if redeemed during the 12-month period commencing _____ of each of the years indicated below, in each case, together with any accrued but unpaid interest to the Redemption Date. Except as provided in the next paragraph, the Securities may not otherwise be redeemed at the option of the Issuer.


          12-Month
          Period Beginning June                        Redemption Price
          ---------------------                        ----------------

          2000                 . . . . . . . . . .                  %
          2001                 . . . . . . . . . .                  %
          2002 and thereafter  . . . . . . . . . .           100.000%

          Any Gaming Authority with appropriate jurisdiction and authority relating to a Gaming License held by the Issuer or an Affiliate or wholly owned Subsidiary of the Issuer may require a Holder to be qualified under any applicable law administered by such Governmental Authority. If a Holder does not so qualify, the Holder must dispose of its interest in the Securities, within 30 days after the Issuer's notice of such finding (or within such earlier date as such Gaming Authority may require), or the Issuer may redeem such Securities to the extent necessary in the reasonable, good faith judgment of the Board of Directors of the Issuer, to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of any material Gaming License. If a Holder does not qualify under any applicable law administered by any Gaming Authority, the Issuer may redeem such Securities to the extent necessary in the reasonable, good faith judgment of the Board of Directors of the Issuer, to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of any material Gaming License. In such event, the Redemption Price shall be the principal amount thereof, plus accrued and unpaid interest to the date of redemption (or such lesser amount as may be required by applicable law or by order of any Gaming Authority).

          Any redemption of the Securities shall comply with Article III of the Indenture.

6.  NOTICE OF REDEMPTION.

          Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date (unless another notice period shall be required by applicable law or by order of any Gaming Authority) to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in $1,000 integrals.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent (other than the Issuer or an Affiliate of the Issuer) on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, including any accrued and unpaid interest to the Redemption Date, unless the Issuer defaults on such payment.

7.  DENOMINATIONS; TRANSFER; EXCHANGE.

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

8.  PERSONS DEEMED OWNERS.

          The registered Holder of a Security may be treated as the owner of it for all purposes.

9.  UNCLAIMED MONEY.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.  LEGAL DEFEASANCE OR COVENANT DEFEASANCE PRIOR TO REDEMPTION OR MATURITY.

          If the Issuer, within one year of the final Stated Maturity of the Securities in the case of Legal Defeasance, or at any time in the case of Covenant Defeasance, deposits with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, non-callable government securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Issuer may elect to have its obligations discharged, in the case of a Legal Defeasance (in which case the Indenture would cease to be of further effect, except as to certain limited obligations and to the rights of Holders to receive payments when due from the trust funds therefor), or, in the case of a Covenant Defeasance, to be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Securities).

11.  AMENDMENT; SUPPLEMENT; WAIVER.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of a simple majority, 66 2/3% or 100% in aggregate principal amount of the Securities then outstanding, as applicable, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of the same specified percentage of aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Collateral Agreements or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.  RESTRICTIVE COVENANTS.

          The Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, make payments in respect of its Equity Interests, enter into transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

13.  CHANGE OF CONTROL.

          In the event there shall occur any Change of Control, each Holder of Securities shall have the right, at such Holder's option but subject to the limitations and conditions set forth in the Indenture, to require the Issuer to purchase on the Change of Control Purchase Date in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Securities at a Change of Control Purchase Price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Purchase Date.

14.  SECURITY.

          In order to secure the obligations under the Indenture, the Issuer, the Guarantors and the Trustee have entered into the Collateral Agreements in order to create and govern security interests in certain assets of the Issuer, the Guarantors and their Subsidiaries.

15.  SALE OF ASSETS.

          The Indenture imposes certain limitations on the ability of the Issuer or any of its Subsidiaries to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Issuer and the Guarantors will be required either to reinvest the proceeds of such Asset Sale in their business or to repay certain indebtedness and to make an offer to purchase each Holder's Securities at 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Asset Sale Purchase Date.

16.  GAMING LAWS.

          The rights of the Holder of this Security and any owner of any beneficial interest in this Security are subject to the gaming laws, regulations and the jurisdiction and requirements of the Gaming Authorities and the further limitations and requirements set forth in the Indenture.

17.  SUCCESSORS.

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

18.  DEFAULTS AND REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require reasonable security or indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

19.  TRUSTEE DEALINGS WITH ISSUER.

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of any of the Securities, make loans to, accept deposits from, and perform services for the Issuer or their Affiliates, and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee.

20.  NO RECOURSE AGAINST OTHERS.

          No direct or indirect partner, director, officer, employee or stockholder, as such, past, present or future of the Issuer, any Guarantor or any successor entity shall have any personal liability in respect of the obligations of the Issuer or any Guarantor under the Indenture or the Securities or the guarantees thereof by reason of his or its status as such partner, director, officer, employee or stockholder, except to the extent such is an Issuer or a Guarantor. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21.  AUTHENTICATION.

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

22.  ABBREVIATIONS AND DEFINED TERMS.

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23.  CUSIP NUMBERS.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

                              [FORM OF ASSIGNMENT]

                         I or we assign this Security to
       ___________________________________________________________________
       ___________________________________________________________________
       ___________________________________________________________________
             (Print or type name, address and zip code of assignee)

          Please insert Social Security or other identifying number of assignee _________________ and irrevocably appoint ___________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.


Dated:  __________  Signed:  ___________________________________________________
                    (Sign exactly as your name appears on the other side of this Security)


Signature guarantee should be made by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Issuer pursuant to any of the following provisions of the Indenture, check the appropriate box:

/ / Section 5.15; / / Article XI.

          If you want to elect to have only part of this Security purchased by the Issuer pursuant to the Indenture, state the principal amount you want to be purchased: $________



Date:  ________________  Signature: ____________________________________________
                         (Sign exactly as your name appears on the other side of this Security)

                                                                       EXHIBIT B


                                FORM OF GUARANTY


          For value received, __________________, a __________________
[corporation/partnership], hereby irrevocably, unconditionally guarantees, on a senior [secured] basis, to the Holder of any __% Senior Secured Note due 2003 (the "Security") of Alliance Gaming Corporation (the "Issuer") upon which this Guaranty is endorsed, the due and punctual payment, as set forth in the Indenture (the "Indenture") among the Issuer, the guarantors named therein and United States Trust Company of New York, as trustee (the "Trustee") pursuant to which such Security and this Guaranty were issued, of the principal of, premium (if any) and interest on such Security when and as the same shall become due and payable for any reason according to the terms of such Security and Article XIII of the Indenture. The guaranty of the Security upon which this Guaranty is endorsed will not become effective until the Trustee signs the certificate of authentication on such Security.


                                        --------------------------------------

                                        By:
                                           -----------------------------------

                                        Attest:
                                               -------------------------------


                                       B-1